UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

NTS, INC.
(formerly Xfone, Inc.)
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NTS, INC.
5307 W. Loop 289
Lubbock, Texas 79414

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 20, 2012
The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at: http://www.transferonline.com/proxydocs/nts

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on December 20, 2012

To our Stockholders:

NOTICE IS HEREBY GIVEN that an Annual Meeting (the “Meeting”) of the Stockholders of NTS, Inc. (f/k/a Xfone, Inc.), a Nevada corporation (the “Company”) will be held at 11:30 a.m. ET on December 20, 2012, at the offices of Sichenzia Ross Friedman Ference LLP located at 61 Broadway, 32nd Floor, New York, NY 10006, United States, for the following purposes:

(i) To re-elect 4 (four) directors and elect 5 (five) directors, each such director to serve until the 2013 Annual Meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death;

(ii) To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2012.

(iii) To transact such other matter or matters that may properly come before the Meeting, or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of the Company’s common stock, $0.001 par value per share (“Common Stock”), at the close of business on October 22, 2012 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

All stockholders are cordially invited to attend the Meeting in person. Your vote is important regardless of the number of shares you own. Only record or beneficial owners of the Company’s Common Stock as of the Record Date may attend the Meeting in person. When you arrive at the Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stock holdings as of the Record Date, such as a recent brokerage account or bank statement, along with a legal proxy issued by their broker or nominee authorizing the beneficial holders to vote, and a statement from the broker or nominee confirming that the shares have not yet been voted.

STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE.

It is desirable that as many stockholders as possible be represented, in person or by proxy, at the Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy card. You have the power to revoke your proxy card at any time before it is voted, and the giving of a proxy card will not affect your right to vote in person if you attend the Meeting.

By order of the Board of Directors,

Date: November 7, 2012	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Chairman of the Board

NTS, INC.
5307 W. Loop 289
Lubbock, Texas 79414

PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS

To be held on December 20, 2012

Proxy cards in the form enclosed with this Proxy Statement are being solicited by the Board of Directors of NTS, Inc., f/k/a Xfone, Inc. (the “Company,” “we,” “us,” and “our”) for use at the Company's Annual Meeting of Stockholders to be held on December 20, 2012, and at any postponements or adjournment thereof (the “Meeting”). Your vote is very important. For this reason, our Board of Directors is requesting that you permit your shares of common stock, $0.001 par value per share (“Common Stock”), to be represented at the Meeting by the proxies named on the enclosed proxy card.  We will bear the cost of soliciting the proxies and we may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations and sending proxy material, particularly from their customers whose Common Stock is not registered in the owner's name, but in the name of such banks or brokerage houses.  Solicitation of proxies may also be made personally, or by telephone, facsimile or email, by our regularly employed officers and other employees, who will receive no additional compensation for such activities.

Information Concerning the Proxy Materials and the Meeting

This Proxy Statement contains important information for you to consider when deciding how to vote on the proposals brought before the Meeting (each a “Proposal,” and collectively, the “Proposals”). Please read it carefully.

The following Proposals will be considered and voted upon at the Meeting:

(i) To re-elect 4 (four) directors and elect 5 (five) directors, each such director to serve until the 2013 Annual Meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death; and

(ii) To ratify the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2012.

Stockholders also will consider and act upon such other business as may properly come before the Meeting.

Voting materials, which include this Proxy Statement, the accompanying Notice of Meeting, the proxy card and copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the United States Securities and Exchange Commission (the “Commission”) on March 30, 2012, and which contains financial statements and other information of interest to our stockholders, will be first mailed to stockholders on or about November 20, 2012.

Voting Procedures and Vote Required

Only stockholders of record of our Common Stock at the close of business on October 22, 2012 (the “Record Date”) are entitled to vote at the Meeting. As of October 22, 2012, there were 41,186,596 shares of our Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting.  Stockholders may vote in person or by proxy. However, granting a proxy does not in any way affect a stockholder’s right to attend the Meeting and vote in person. Anyone giving a proxy card may revoke it at any time before it is exercised by giving our Corporate Secretary, Alon Reisser, written notice of the revocation, by submitting a proxy card bearing a later date or by attending the Meeting and voting in person. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to Mr. Reisser, by email, at alon@ntscomin.com.

Guy Nissenson and/or Niv Krikov are named as attorneys in the proxy. Mr. Nissenson is our President, Chief Executive Officer and is also the Chairman of our Board of Directors. Mr. Krikov is our Chief Financial Officer and is also a member of our Board of Directors, although he will not be standing for re-election at the Meeting. Mr. Nissenson and/or Mr. Krikov will vote all shares represented by properly executed, unrevoked proxy cards returned in time to be counted at the Meeting. Any stockholder granting a proxy has the right to withhold authority to vote for any or all of the nominees to the Board of Directors. Where a vote has been specified in the proxy card with respect to the matters identified in the Notice of the Annual Meeting, including the election or re-election of directors, the shares represented by the proxy card will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted in accordance with the discretion of the proxy card holders. In addition, the proxy card holders may determine in their discretion with respect to any other matters properly presented for a vote before the Meeting.

The presence in person or by properly executed proxy cards of holders representing fifty point one percent (50.1%) of the outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Meeting. There are no cumulative voting rights. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of election appointed for the Meeting, who will determine whether or not a quorum is present.

In accordance with our Articles of Incorporation and Bylaws, and applicable law, the re-election of 4 (four) directors and election of 5 (five) directors (Proposal I) shall be by a plurality of the votes cast and the ratification of the appointment of Baker Tilly as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2012 (Proposal II) shall be by a majority of the votes cast. Approval of an adjournment of the Meeting, if necessary, requires the affirmative vote of a majority of those present at the Meeting, in person or by proxy, entitled to vote.

Shares of Common Stock represented by proxy cards that are marked “abstain” will be included in the determination of the number of shares present and voting for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are not counted as voted either for or against a proposal. Abstentions are not counted as votes cast in the election/re-election of directors and will have no effect on the election/re-election of directors except to the extent that they affect the total votes received by a candidate. On matters other than the election/re-election of directors, abstentions will be counted as votes cast, which will have the same effect as a negative vote on the matter.

If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as shares which are held in “street name”), you will receive instructions from such holder that you must follow in order for you to specify how your shares will be voted by such holder. A “broker non-vote” occurs when a broker lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The rules of the New York Stock Exchange determine whether matters presented at the Annual Meeting are “routine” or “non-routine” in nature. The proposal to re-elect four (4) directors and elect five (5) directors (Proposal I) is considered “non-routine” and therefore beneficial owners who hold their shares through a stock brokerage account will have to give voting instructions to their brokers in order for a broker to vote on the election/re-election of directors. If you are a beneficial owner, failure to provide instructions to your broker will result in your shares not being voted in connection with the election/re-election of directors. The proposal to ratify the appointment of Baker Tilly as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2012 is considered a “routine” matter, and a broker has the discretionary voting power to vote on this matter without any instructions from the beneficial owner. Broker non-votes are counted for purposes of determining a quorum, but will have no effect on any of our two proposals.

If your shares are held in “street name” and you want to vote your shares in person at the Meeting, you must provide evidence at the Meeting of your stock holdings as of the Record Date, such as a recent brokerage account or bank statement. You must also provide a legal proxy issued by your broker or nominee authorizing you to vote your shares, along with a statement from the broker or nominee confirming that the shares have not yet been voted. In addition, you must present photo identification, such as a driver’s license.

Transfer Online, Inc. is our transfer agent, and will be handling the proxy ballots and tabulation of votes for the Meeting.

Internet Voting Option for “Registered” Holders Only

Registered stockholders have three voting options: (1) voting at the Meeting; (2) completing and sending in the enclosed proxy card; or (3) casting a vote on the Internet for such shares.

Instructions for voting electronically:

●	Contact our corporate Secretary, Alon Reisser at alon@ntscominc.com, or Mark Knight from Transfer Online at mark@transferonline.com, to obtain your personal Security Code

●	Go online to www.transferonline.com/proxy

●	Enter the Proxy Code (369) and your personal Security Code

●	Press Submit

●	Make your selections

●	Press Submit

If you vote by Internet, please do not mail your proxy card.

Should you have any questions, or need additional assistance with electronic voting, please contact Transfer Online at proxy@transferonline.com or call 503-227-2950 (8:00-4:30 PT).

Additional Information

Additional information about our Company is contained in our current and periodic reports filed with the Commission. These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Room maintained by the Commission at 100 F. Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at www.sec.gov. Copies of such materials can be obtained from the public reference section of the Commission at prescribed rates.

Our principal executive office is located at:

5307 W. Loop 289
Lubbock, Texas 79414
U.S.A.

Telephone Number: 806-771-5212
Fax Number: 806-788-3398

If you have questions about the Meeting or the Proposals, you may contact our corporate Secretary, Alon Reisser, at alon@ntscominc.com.

The date of this Proxy Statement is November 7, 2012

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
7
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PROPOSAL I – Re-Election/Election of Nominees to the Board of Directors	11
Board Structure	11
Information Regarding the Nominees for the Board of Directors	12

CORPORATE GOVERNANCE	14
Involvement in Certain Legal Proceedings	14
Board Independence	14
Board Meetings and Attendance	14
Board Leadership Structure and Role in Risk Oversight	14
Committees of the Board of Directors	14
Audit Committee Financial Expert	16
Stockholder Communications with the Board	16
Section 16(a) Beneficial Ownership Reporting Compliance	16
Code of Conduct and Ethics	16
Whistleblower Policy	16
Insider Trading Policy	16
Management	17

EXECUTIVE COMPENSATION	18
Summary Compensation	18
Outstanding Equity Awards at 2011 Fiscal Year End	19
Employment Agreements; Termination of Employment and Change-in-Control Arrangements	20
Director Compensation for 2011	22

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22

PROPOSAL II - Ratification of the Appointment of the Company’s Independent Certified Public Accountants	29
General and Required Vote	29
Audit and Non-Audit Fees	29

AUDIT COMMITTEE REPORT	30

GENERAL AND OTHER MATTERS	31

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING	31

DISSENTER’S RIGHTS	31

HOUSEHOLDING OF PROXY MATERIALS	31

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS	31

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Proxy Statement, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the Commission on March 30, 2012. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Proxy Statement. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 22, 2012, certain information with respect to the beneficial ownership of our Common Stock by each stockholder known to us to be the beneficial owner of more than 5% of our Common Stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, except as otherwise indicated. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information filed with the Commission and/or furnished to us by each person, using “beneficial ownership” concepts under the rules of the Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. We are unaware of any contract or arrangement which could result in a change in control of our Company.

The following table assumes, based on our stock records, that there are 41,186,596 shares issued and outstanding as of October 22, 2012.

Name, Title & Address of Beneficial Owner	Amount of Beneficial Ownership (Common Stock)	Nature of Ownership	Percent of Class
Guy Nissenson (1)(2) Chairman of the Board, President, and Chief Executive Officer 4711 106th Street Lubbock, Texas, 79424 United States	7,274,597	Direct/Indirect	16.41%
Niv Krikov (3) Treasurer, Chief Financial Officer, Principal Accounting Officer and Director 7908 Vicksburg Ave. Lubbock, TX 79424 United States	543,960	Direct	1.30%
Shemer S. Schwarz (4) Director 43 Vitkin St. Ramat Hasharon Israel	242,143	Direct	0.58%
Israel Singer (5) Director 63 Ben Eliezer St. Ramat Gan Israel	187,703	Direct	0.45%
Arie Rosenfeld (6) Director 9, Clos de Wagram 1180 Brussels Belgium	166,581	Direct	0.40%
Timothy M. Farrar (7) Director 572 South Oak Park Way, Redwood City, CA 94062 United States	166,581	Direct	0.40%
Alan L. Bazaar (8) Nominee 9 Bedford Road Katonah, NY 10536 United States	5,867,514	Direct/Indirect	13.97%
Don Bell III Nominee 3717 Southwestern Boulevard Dallas, TX 75225 United States	0	N/A	-
Andrew MacMillan Nominee 130 Colonial Parkway, Apt 2K Yonkers, NY 10710 United States	0	N/A	-
Richard L. Scott (9) 568 9th Street S., Suite 276, Naples, FL 34102 United States	5,811,966	Indirect	13.84%
Gagnon Securities LLC (10)(11) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019 United States	1,412,723	Indirect	3.42%
Neil Gagnon (10)(11) 1370 Ave. of the Americas, Suite 2400 New York, NY 10019 United States	2,806,788	Direct/Indirect	6.76%
Blair E. Sanford and Burlingame Asset Management, LLC (12) 1 Market Street Spear Street Tower, Suite 3750 San Francisco, CA 94105 United States	8,311,436	Indirect	19.99%
Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler (13) c/o Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 Attention: Leslie J. Schreyer	3,920,410	Direct	9.52%
Joint Filing Comprised of: Jeffrey Eberwein, Richard K. Coleman, Jr., Mark D. Stolper, GlobalTel Holdings LLC, Dilip Singh, CCM Opportunistic Partners, LP, CCM Opportunistic Partners, LP, CCM Opportunistic Advisors, LLC Alfred John Knapp, Jr., Boston Avenue Capital LLC, Stephen J. Heyman, James F. Adelson, Charles M. Gillman, Manchester Management Company, LLC and James E. Besser (14) c/o Jeffrey E. Eberwein 4 Lockwood Avenue Old Greenwich, Connecticut 06870	5,005,063	Direct/Indirect	12.15%
Current Directors and Executive Officers as a group (6 persons)	8,581,565	Direct/Indirect	18.84%

(1) Mr. Guy Nissenson holds 3,222,165 shares of our Common Stock and has direct beneficial ownership of 3,142,379 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On February 15, 2010, Mr. Nissenson was granted, under and subject to our 2007 Stock Incentive Plan (the “2007 Plan”), 1,500,000 options on the following terms: exercise price - $1.10 per share, vesting - on the grant date, expiration - five years from the grant date. In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Nissenson was granted, under and subject to our 2004 Stock Option Plan (the “2004 Plan”), 1,642,379 options on the following terms: exercise price - $1.10 per share, vesting - on the grant date, expiration - five years from the grant date. In addition, certain stockholders provided Mr. Nissenson with irrevocable proxies representing a total of 100,000 shares of our Common Stock. Mr. Nissenson is deemed to be a beneficial owner of the foregoing 100,000 shares of our Common Stock.

(2) On July 29, 2010, Mr. Abraham Keinan (our former Chairman of the Board of Directors and significant shareholder) appointed Mr. Nissenson to act as Mr. Keinan’s proxy in respect of all shares of our Common Stock that Mr. Keinan owns or holds, now or in the future, directly and/or indirectly, or over which Mr. Keinan has proxy authority (the “Keinan Proxy”). The Keinan Proxy is irrevocable, and subject to NRS 78.355, will remain in effect for as long as Mr. Nissenson is the record or beneficial holder of 100,000 or more shares of our Common Stock or is a director or an executive officer of the Company. Considering the Keinan Proxy, Mr. Nissenson is deemed to be a beneficial owner of 674,636 shares of our Common Stock which are owned by Mr. Keinan. In addition, certain stockholders provided Mr. Keinan with irrevocable proxies representing a total of 135,417 shares of our Common Stock. Considering the Keinan Proxy, Mr. Nissenson is deemed to be a beneficial owner of the foregoing 135,417 shares of our Common Stock.

(3) Mr. Niv Krikov has direct beneficial ownership of 543,960 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On February 15, 2010, Mr. Krikov was granted, under and subject to our 2007 Plan, 400,000 options on the following terms: exercise price - $1.10 per share, vesting - 25% of the options vested 12 months from the date of grant. The remaining 75% of the options shall vest over four years in equal quarterly installments beginning 15 months from the grant date. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest. Expiration date - seven years from the grant date. In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Krikov was granted, under and subject to our 2007 Plan, 391,212 options exercisable at $1.10 per share and expiring seven years from the grant date. 37.5% of the options vested on the date of grant. The remaining 62.5% of the options shall vest in equal installments over a period of ten quarters beginning with the first quarterly installment on November 14, 2011. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest.

(4) Mr. Shemer S. Schwarz holds 75,562 shares of our Common Stock and has direct beneficial ownership of 166,581 shares issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On September 20, 2010, Mr. Schwarz was granted, under and subject to our 2007 Plan, 90,000 options on the following terms: exercise price - $1.22 per share, vesting - 10,000 options per month until all options are vested after 9 months from the grant date, expiration - five years from the grant date. In connection with the consummation of the Rights Offering, on November 2, 2011, Mr. Schwarz was granted, under and subject to our 2007 Plan, 76,581 options on the following terms: exercise price - $1.10 per share, vesting - on the grant date, expiration - seven years from the grant date.

(5) Mr. Israel Singer has direct beneficial ownership of 187,703 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On June 5, 2007, Mr. Singer was granted, under and subject to our 2004 Plan, 20,000 options on the following terms: exercise price - $3.5 per share, vesting - 12 month from the grant date, expiration - five years from the vesting date. On September 20, 2010, Mr. Singer was granted, under and subject to our 2007 Plan, 90,000 options on the following terms: exercise price - $1.22 per share, vesting - 10,000 options per month for 9 months from the grant date, expiration - five years from the grant date. In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Singer was granted, under and subject to our 2007 Plan, 76,581 options and under and subject to our 2004 Plan 1,122 options on the following terms: exercise price - $1.10 per share, vesting - on the grant date, expiration - seven years from the grant date.

(6) Mr. Arie Rosenfeld has direct beneficial ownership of 166,581 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On September 20, 2010, Mr. Rosenfeld was granted, under and subject to our 2007 Plan, 90,000 options on the following terms: exercise price - $1.22 per share, vesting - 10,000 options per month for 9 months from the grant date, expiration - five years from the grant date. In connection with the consummation of our Rights Offering, on November 2, 2011, Mr. Rosenfeld was granted, under and subject to our 2007 Plan, 76,581 options on the following terms: exercise price - $1.10 per share, vesting - on the grant date, expiration - seven years from the grant date.

(7) Mr. Timothy M. Farrar has direct beneficial ownership of 166,581 shares of our Common Stock issuable upon the exercise of options, exercisable within 60 days from the date of this Proxy Statement. On December 15, 2011, Mr. Farrar was granted, under and subject to our 2007 Plan: (i) 90,000 options on the following terms: exercise price - $1.22 per share, vesting - 10,000 options per month, beginning on January 15, 2012 and until all options are vested after nine months from date of grant, expiration - five years from the grant date; (ii) 76,581 options on the following terms: exercise price - $1.10 per share, vesting - on the grant date, expiration - seven years from the grant date.

(8) Mr. Alan Bazaar has direct beneficial ownership of 55,548 shares of our Common Stock. In addition, Mr. Bazaar has shared voting and dispositive control over 5,811,966 shares of our Common Stock as a partner of Hollow Brook Wealth Management which acts as trustee of a blind trust for the benefit of Mr. Richard L. Scott (the “Scott Blind Trust”) and investment adviser of a family partnership controlled by Richard L. Scott’s spouse (the “Scott Family Partnership”) and a revocable trust for the benefit of Mr. Scott’s spouse (the “Scott Revocable Trust”). The Scott Blind Trust owns 1,252,996 shares of our Common Stock and may also be deemed to beneficially own a warrant owned by XFN-RLSI Investments, LLC (“XFN”), located at 568 9th Street S., Suite 276, Naples, FL 34102, to purchase an additional 800,000 shares of our Common Stock. The Scott Blind Trust is a member of XFN. The Scott Family Partnership and Scott Revocable Trust beneficially own 3,758,970 shares of our Common Stock in the aggregate. Mr. Bazaar disclaims beneficial ownership of all securities held by the Scott Blind Trust, the Scott Family Partnership and Scott Revocable Trust.

(9) Richard L. Scott (“Mr. Scott”) may be deemed to beneficially own 5,011,966 shares of Common Stock, which are owned collectively by the Scott Blind Trust, Scott Family Partnership and Scott Revocable Trust. The Scott Blind Trust may also be deemed to beneficially own a warrant owned by XFN, to purchase an additional 800,000 shares of Common Stock, for aggregate beneficial ownership of 5,811,966 shares. The Scott Blind Trust is a member of XFN. The table reflects beneficial ownership of all shares, including shares underlying the warrant.

(10) Gagnon Securities LLC (“GS”), an investment adviser registered with the Commission under the Investment Advisers Act of 1940, as amended, in its role as investment manager to several customer accounts, foundations, partnerships and trusts (collectively, the “Accounts”) to which it furnishes investment advice may be deemed to beneficially own 1,412,723 shares of our Common Stock (which include 82,102 shares issuable upon exercise of warrants) held in the Accounts. GS shares voting power with Mr. Neil Gagnon (“Mr. Gagnon”), the managing member and principal owner of GS, with respect to 1,198,353 shares of our Common Stock (which include shares issuable upon exercise of warrants - “Underlying Shares”) held in the Accounts, and shares dispositive power with Mr. Gagnon with respect to 1,259,981 shares of our Common Stock (which include Underlying Shares) held in the Accounts. GS shares voting and dispositive power with certain persons other than Mr. Gagnon with respect to 152,742 shares of our Common Stock (which include Underlying Shares) held in the Accounts. GS expressly disclaims beneficial ownership of all securities held in the Accounts. No single client’s interest as reported in the Accounts exceeds 5% of our Common Stock.

(11) In addition to the securities held in the Accounts over which Mr. Gagnon shares voting and/or dispositive power with GS, Mr. Gagnon may be deemed to beneficially own 2,806,788 shares of our Common Stock (which include 352,086 Underlying Shares) in a private investment fund (the “Fund”), in personal accounts (the “Personal Accounts”), and in foundations, partnerships and trusts (the “Other Accounts”). Mr. Gagnon has sole voting power and sole dispositive power with respect to 2,105,319 shares of our Common Stock (which include Underlying Shares) held collectively in the Fund and the Personal Accounts, comprised of 1,390,819 shares of our Common Stock (which include Underlying Shares) held in the Fund and 714,500 shares of our Common Stock (which include Underlying Shares) held in the Personal Accounts, and he shares voting power and dispositive power with certain persons other than GS with respect to 701,469 shares of our Common Stock (which include Underlying Shares) held in the Other Accounts. Except for shares of Common Stock held in the Personal Accounts, Mr. Gagnon expressly disclaims beneficial ownership of all securities held in the Accounts, the Other Accounts and the Fund. No single client’s interest as reported in the Other Accounts exceeds 5% of our Common Stock.

(12) Burlingame Asset Management, LLC (“BAM”) is the general partner of each of Burlingame Equity Investors Master Fund, LP and Burlingame Equity Investors II, LP (collectively, the “Funds”). Mr. Blair E. Sanford (“Mr. Sanford”) is the managing member of BAM. Mr. Sanford and BAM may each be deemed to beneficially own 8,311,436 shares of Common Stock (which include 390,000 Underlying Shares) which are owned by the Funds. Due to a 19.99% ownership limitation in the warrants, BAM, Mr. Sanford and the Funds disclaim beneficial ownership with respect to 560,000 shares of Common Stock underlying the warrants.

(13) Based in part on a Schedule 13G filed with the Commission on September 30, 2011, as amended on February 14, 2012, Leslie J. Schreyer, as Trustee under Trust Agreement dated December 23, 1989 FBO the issue of Jonathan D. Sackler (the “Trust”) entered into a Joint Filing Agreement with Mr. Robert Averick (“Mr. Averick”) pursuant to which they have agreed to jointly file the Schedule 13G in accordance with the provisions of Rule 13d-1(k) of the Act and that said joint filing may thereafter be amended by further joint filings. Leslie J. Schreyer serves as sole Trustee of the Trust and has no pecuniary interest in the 3,920,410 shares held by the Trust. Mr. Averick beneficially owns 198,234 shares of Common Stock jointly with his wife, Mickel Averick, for which they share voting and dispositive power. Mr. Averick is employed by Kokino, LLC, which acts as non-discretionary investment adviser to the Trust with respect to the shares of Common Stock beneficially owned by the Trust. Neither Mr. Averick nor Kokino, LLC has voting or dispositive control with respect to the shares of Common Stock beneficially owned by the Trust.

(14) The information set forth with respect Jeffrey Eberwein (“Mr. Eberwein”), Richard K. Coleman (“Mr. Coleman”), Jr., Mark D. Stolper (“Mr. Stolper”), GlobalTel Holdings LLC (“GlobalTel”), Dilip Singh (“Mr. Singh”), CCM Opportunistic Partners, LP (“CCM Partners”), CCM Opportunistic Advisors, LLC (“CCM Advisors”), Alfred John Knapp, Jr. (“Mr. Knapp”), Boston Avenue Capital LLC (“BAC”), Stephen J. Heyman (“Mr. Heyman”), James F. Adelson (“Mr. Adelson”), Charles M. Gillman (“Mr. Gillman”), Manchester Management Company, LLC (“MMC”) and James E. Besser (“Mr. Besser”) is based in part on information contained in a statement on Schedule 13D jointly filed with the SEC on October 23, 2012. The foregoing persons are members of a “group” within the meaning of Rule 13d-5 and/or Section 13(d)(3) of the Securities Exchange Act of 1934, as amended,, formed by the foregoing persons as of October 19, 2012 and known as Concerned NTS Shareholders (“CNS”). As of October 22, 2012, Mr. Eberwein owns 2,175,000 shares of our Common Stock (approximately 5.28%) in the Jeffery E. Eberwein Revocable Trust U/A 10-01-2010 (the “Eberwein Shares”). Mr. Eberwein, as trustee, has the sole power to vote and dispose of the Eberwein Shares. The principal business address for Mr. Eberwein is 4 Lockwood Avenue, Old Greenwich, Connecticut 06870. As of October 22, 2012, Mr. Coleman directly owns 15,000 shares of our Common Stock (approximately 0.04%) (the “Coleman Shares”). Mr. Coleman has the sole power to vote and dispose of the Coleman Shares. The principal business address for Mr. Coleman is 43 Glenmoor Drive, Cherry Hills Village, Colorado 80113. As of October 22, 2012, Mr. Stolper does not individually own any shares of our Common Stock. The principal business address for Mr. Stolper is 1510 Cotner Ave., Los Angeles, California 90025. As of October 22, 2012, Globaltel does not individually own any shares of our Common Stock. As of October 22, 2012, Mr. Singh directly owns 41,500 shares of our Common Stock (approximately 0.10%) (the “Singh Shares”). Mr. Singh owns the Singh Shares in joint tenancy with his wife and has the sole power to vote and dispose of the Singh Shares. The principal business address for GlobalTel and Mr. Singh is 333 New 21st Avenue, Unit 1110, Deerfield Beach, Florida 33441. As of October 22, 2012, CCM Partners owns 74,100 shares of Common Stock (approximately 0.18%) (the “CCM Shares”). As the investment manager of CCM Partners, CCM Advisors is in possession of sole voting and investment power for the CCM Shares and may also be deemed to beneficially own the CCM Shares. As the manager of CCM Advisors, Mr. Knapp is in possession of sole voting and investment power for the CCM Shares and may also be deemed to beneficially own the CCM Shares.  Each of CCM Advisors and Mr. Knapp disclaim beneficial ownership of the CCM Shares. The principal business address for each of CCM Partners and CCM Advisors is 1177 West Loop South, Suite 1310, Houston, Texas 77027. The principal business address for Mr. Knapp is 919 Milam Street, Suite 1900, Houston, Texas 77002. As of October 22, 2012, none of BAC or Messrs. Heyman, Adelson, or Gillman directly own any shares of our Common Stock. The principal business address for BAC and Messrs. Heyman, Adelson and Gillman is 15 East 15th Street, Suite 3200, Tulsa, Oklahoma 74103. As of October 22, 2012, MMC may be deemed to be the beneficial owner of 2,699,463 shares of our Common Stock (approximately 6.55%) (the “Manchester Shares”). MMC is in possession of shared voting and investment power for the Manchester Shares.  As the Managing Member of MMC, Mr. Besser is in possession of shared voting and investment power for the Manchester Shares, and may also be deemed to beneficially own the Manchester Shares.  Mr. Besser does not own any shares of Common Stock directly and disclaims beneficial ownership of the Manchester Shares. The principal business address for MMC and Mr. Besser is 131 Charles Street, 1st Floor, Boston, Massachusetts 02114. In addition, CNS, the group that has been formed by the foregoing persons, may be deemed to beneficially own 5,005,063 shares of our Common Stock of the Issuer (approximately 12.15%) held by all of the foregoing persons combined, and each of the foregoing persons may be deemed to beneficially own the shares of each other. On November 6, 2012, the foregoing persons filed an amended Schedule 13D disclosing, among other things, that at the close of business on November 5, 2012, the foregoing persons are no longer members of CNS.

PROPOSAL I

RE-ELECTION/ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS

The Board of Directors oversees our management and our business affairs in order to ensure that our stockholder’s interests are best served. Our Board of Directors does not involve itself in our day-to-day operations. It establishes, with management, the objectives and strategies to be implemented and monitors management’s general performance and conduct.

Board Structure

Our Bylaws provide that the Board of Directors will consist of not less than two (2) and nor more than nine (9) members as fixed from time to time by resolution upon the affirmative vote of not less than 75% of the members of the Board of Directors; provided that no decrease in the number of directors shall shorten the term of any incumbent directors. Our Board of Directors has fixed the number of directors at nine (9) and we currently have six (6) directors in office with three vacancies.

Directors are elected and/or re-elected at the annual meeting of stockholders by a plurality of votes and a separate vote for the election and/or re-election of directors shall be held at each annual meeting for each directorship having nominees for election and/or re-election at such annual meeting. Directors may resign at any time by delivering his/her resignation to the Chairman of the Board, such resignation to specify whether it will be effective at a particular time, upon receipt or at the pleasure of the Board (if no such specification is made, it shall be deemed effective at the pleasure of the Board). Vacancies on the Board of Directors may be filled by the affirmative vote of not less than 75% of the remaining members of the Board of Directors, and each director so chosen shall hold office until the next annual meeting of shareholders and/or until his/her respective successors shall have been duly elected and qualified or until his/her earlier resignation, removal or death. Any director may be removed by the affirmative vote of not less than 90% of the outstanding shares of the Company then entitled to vote, with or without cause, at any time, at a special or an annual meeting of stockholders, or by a written consent.

The six (6) members of our current Board of Directors are as follows:

Name of Director:	Director Since:

Guy Nissenson, Chairman of the Board, President and Chief Executive Officer	Inception
Niv Krikov, Treasurer and Chief Financial Officer*	December 27, 2010
Shemer S. Schwarz	December 19, 2002
Israel Singer*	December 28, 2006
Arie Rosenfeld	January 16, 2009
Timothy M. Farrar	December 27, 2010

* Not standing for re-election

On November 5, 2012, we entered into a letter agreement with Jeffrey E. Eberwein in his individual capacity and as authorized representative of the Concerned NTS Shareholders, a group that on October 24, 2012 submitted notice to us that it intended to nominate six individuals for election as directors at our 2012 annual meeting of shareholders and to cause the size of our Board of Directors to be set at eight members.

Pursuant to the letter agreement, the parties agreed that we would nominate a slate of nine (9) nominees for re-election/election as directors at the Meeting, which would include the following nominees: Guy Nissenson, Shemer S. Schwarz, Arie Rosenfeld, Timothy M. Farrar, Alan L. Bazaar, Don Carlos Bell III, Andrew J. MacMillan, Jeffrey E. Eberwein and Richard K. Coleman, Jr. Subject to our proceeding as agreed in the letter agreement, the Concerned NTS Shareholders agreed to withdraw their previously submitted nomination notice, cease all efforts with respect to soliciting proxies from our shareholders in connection with the Meeting and vote all their shares in favor of the foregoing slate of nine nominees at the Meeting.  Further, Mr. Eberwein and Mr. Coleman agreed that, provided that the other members of the foregoing slate agree to the same limitation, for as long as Mr. Eberwein or Mr. Coleman serve as our directors they will not solicit, encourage, initiate and/or support the solicitation by others, of proxies in connection with the election of new directors to our Board of Directors.

Accordingly, the Nominating Committee of the Board of Directors has recommended, and the Board of Directors has nominated, the following four (4) directors for re-election at the Meeting: Guy Nissenson, Shemer S. Schwarz, Arie Rosenfeld and Timothy M. Farrar and the following five (5) nominees for directors for election at the Meeting: Alan L. Bazaar, Don Carlos Bell III, Andrew J. MacMillan, Jeffrey E. Eberwein and Richard K. Coleman, Jr.

At the Meeting, all nominees for directors are to be re-elected or elected, each such director to serve until the 2013 annual meeting of our stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

Pursuant to Nevada law and our Bylaws, directors are elected/re-elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election/re-election of directors. This means that the nine (9) candidates receiving the highest number of affirmative votes at the Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Proxy cards cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Information Regarding the Nominees for the Board of Directors

The following table lists the nominees to our Board of Directors and, to the extent applicable, their other current positions with us. Biographical information for each nominee follows the table. The persons designated as our proxies intend to vote FOR the election/re-election of each of the nine (9) nominees listed, unless otherwise directed. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a Director. Should one or more of these nominees become unavailable to accept nomination or election/re-election as a Director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent, in their sole discretion, FOR such substitute nominee that is nominated, unless the Board of Directors reduces the number of Directors.

Name	Age	Position with NTS
Guy Nissenson	38	Director, President and Chief Executive Officer since our inception and Chairman of the Board since March 12, 2012.

Shemer S. Schwarz	38	Director since December 19, 2002, and a member of our Audit Committee and our Compensation Committee.

Arie Rosenfeld	68	Director since January 16, 2009, and the Chairman of our Audit Committee and a member of our Nominating Committee.

Timothy M. Farrar	44	Director since December 27, 2010, and the Chairman of our Nominating Committee.

Alan L. Bazaar	42	None

Don Carlos Bell III	43	None

Andrew J. MacMillan	64	None

Jeffrey E. Eberwein	42	None

Richard K. Coleman, Jr.	56	None

Biographies of Directors for Re-Election

Mr. Guy Nissenson has been our President, Chief Executive Officer and Director since our inception, and the Chairman of our Board since March 12, 2012. Mr. Nissenson has been the Chairman of the Board of our wholly-owned subsidiaries, Xfone USA, Inc. (“Xfone USA”) and NTS Communications, Inc. (“NTS Communications” or “NTSC”), since March 2005 and February 2008, respectively and President and Chief Executive Officer of Xfone USA and NTS Communications since October 19, 2012 and April 1, 2012, respectively. Mr. Nissenson also serves as a director and/or officer or in other equivalent capacities of certain subsidiaries of Xfone USA and NTS Communications. Mr. Nissenson was a Marketing Manager of RADA Electronic Industries Ltd. from 1997 to 1998. Mr. Nissenson was an Audit and Control Officer with the rank of Lieutenant of the Israel Defense Forces - Central Drafting Base and other posts from 1993 to 1997. Mr. Nissenson received a Bachelor of Science in Business Management from Kings College - University of London and a Master of Business Administration in International Business from Royal Holloway at the University of London, United Kingdom. As one of our founders, as well as our Chairman, President and Chief Executive Officer, Mr. Nissenson is a key member of our Board of Directors. Mr. Nissenson’s business aptitude, experience, and leadership have helped us to focus on growth opportunities for our business and qualify him to serve as a director.

Mr. Shemer S. Schwarz has been a member of our Board of Directors since December 19, 2002, and is an independent director and a member of the Audit Committee and the Compensation Committee of our Board of Directors. Mr. Schwarz had been a director of Xfone 018, a former subsidiary of ours, from April 2004 until August 2010. Mr. Schwarz had been a director of Xfone USA from March 2005 until February 2008. From December 2011, Mr. Schwarz is a co-founder and Chief Technical Officer of EatWith Ltd., an Internet startup located in Tel-Aviv, Israel. From 2003 to 2008, Mr. Schwarz was the co-founder and research and development expert of XIV Ltd., a data storage startup company located in Tel-Aviv, Israel. XIV Ltd. was acquired by IBM in 2008 and since then until 2011 Mr. Schwarz had led the research and development of the XIV storage project at IBM. From November 2001 to March 2003, Mr. Schwarz had been an Application Team Leader of RF Waves Ltd., an Israel based high technology company in the field of wireless communication. From 1996 to 2001, Mr. Schwarz was a Captain in the Research and Development Center of the Israel Defense Forces Intelligence. Mr. Schwarz received a Bachelor of Science in Physics and Mathematics from the Hebrew University in Jerusalem. Mr. Schwarz received a Master in Computer Science and a Master of Business Administration from the Tel Aviv University. Mr. Schwarz’s experience in communications and technology oriented organizations, as well as his analytical skills and education, qualify him to serve as a director.

Mr. Arie Rosenfeld has been a member of our Board of Directors since January 16, 2009, and is an independent director and Chairman of our Audit Committee and member of our Nominating Committee. From 2008 to 2010, Mr. Rosenfeld served as the Chairman of Software Imaging Ltd., an imaging software company in Oxford, U.K. Since 2000, Mr. Rosenfeld serves as managing partner of DOR Ventures s.c.a., a venture capital fund based in Brussels, Belgium. Since 1996, Mr. Rosenfeld serves as a strategic consultant to Dainippon Screen Manufacturing Co. Ltd., a company providing manufacturing equipment to the semiconductor and graphic industries, based in Kyoto, Japan. From 2005 to 2008, Mr. Rosenfeld served as Chairman of Printar Ltd., manufacturer of digital printing equipment for the PCB industry, based in Rehovoth, Israel. From 1997 to 2007, Mr. Rosenfeld served as Chairman of the Board of XAAR plc, a supplier of ink-jet heads to industrial printer manufacturers in Asia, Europe and the U.S., based in Cambridge, U.K. (LSE: XAR). From 1988 to 1995, Mr. Rosenfeld served as President, Chief Executive Officer and a director of Scitex Corporation Ltd., a multi-national company providing visual information communication products for the graphic arts and digital printing industries, headquartered in Israel. Scitex Corporation Ltd. was later sold to Creo Products Inc. of Vancouver, Canada. Mr. Rosenfeld holds a Bachelor of Science in Electronics Engineering from the Technion Institute of Technology in Haifa, Israel. and a Master of Business Administration from INSEAD in Fontainebleau, France. Having served as the leader of numerous multinational technology oriented companies, Mr. Rosenfeld's background, financial knowledge and managerial expertise qualify him to serve as a director.

Dr. Timothy M. Farrar has been a member of our Board of Directors since December 27, 2010 and is an independent director and Chairman of our Nominating Committee. Since 2002, Dr. Farrar has served as the President of Telecom, Media and Finance Associates, Inc., a consulting and research firm specializing in telecommunications strategy and market analysis. Since 2006, Dr. Farrar has also served as the President of the Mobile Satellite Users Association, an industry association in satellite communications. From 1995 to 2002, Dr. Farrar was a consultant holding progressively more senior roles at Analysys Consulting, a telecom strategy consultancy based in the UK. Dr. Farrar led the expansion of Analysys into the US, setting up the company’s first US office in the San Francisco Bay Area in 1999, and developing a multi-million dollar new business pipeline from the US between 1997 and 2002. From 1993 to 1995, Dr. Farrar worked as a system engineer for Smith System Engineering in the UK, specifying and developing a range of simulations, databases, and data communications software for various government agencies. Dr. Farrar has a Master of Arts in Mathematics and a Ph.D. in Operations Research from the University of Cambridge, UK. Dr. Farrar’s broad experience in telecommunications, technology, and strategy qualify him to serve as a director.

Biographies of Nominees for Election

Alan L. Bazaar is a Partner and Managing Director of Hollow Brook Wealth Management LLC where he is responsible for investment research and portfolio management having served in this position since 2010.  From 1999 until 2010, Mr. Bazaar was a Managing Director and Portfolio Manager at Richard L. Scott Investments, LLC where he co-managed the public equity portfolio and was responsible for all aspects of the investment decision-making process including all elements of due diligence. From 2004 until 2008, Mr. Bazaar served on the board of Media Sciences International, Inc. and during his tenure served at various times on its Audit Committee, Compensation Committee and Nominating and Governance Committee.  Mr. Bazaar was formerly a director of Airco Industries, Inc., a privately held manufacturer of aerospace products and was with Arthur Andersen LLP in the Assurance and Financial Buyer's Practices group and in their Business Fraud and Investigation Services Unit. Mr. Bazaar received an undergraduate degree in History from Bucknell University and a Master of Business Administration from the Stern School of Business at New York University.  Mr. Bazaar is also a Certified Public Accountant. Mr. Bazaar’s financial and accounting expertise qualify him to serve as a director.

Don Carlos Bell III is a telecom and technology entrepreneur and investor.  Since 2011, Mr. Bell has been a private investor, and serves as General Partner of Tidal Capital, an investment fund majority owned by the Bell family and focused on Internet communications investments.  From 2007 until 2011, Mr. Bell served as the President/CEO and owner of Tidal Research, an Internet advertising company he founded and subsequently sold.  During the ten years prior to launching Tidal Research, Mr. Bell was a senior executive with two portfolio companies of Goldman Sachs Capital Partners (IPC Systems and Clearwire), and a member of the Investment Banking Division of Goldman Sachs Group.  At IPC Systems, a telecom products and services company serving clients in 40 countries, Mr. Bell served as Senior Vice President of Marketing and Corporate Development and as head of worldwide product development. At Clearwire (NASDAQ: CLWR), a wireless broadband services provider, Mr. Bell served as Vice President and led the company’s business development and product development functions prior to the sale of the company from Goldman Sachs Capital Partners to Craig McCaw. Mr. Bell holds a BA in Classics, with honors, from St. John’s College and a Master of Business Administration in Finance from the Wharton School, University of Pennsylvania. Mr. Bell’s investment banking experience together with his experience serving in senior executive positions in Goldman Sachs portfolio companies in the telecom field as well as his experience as a technology entrepreneur and investor qualify him to serve as a director.

Andrew J. MacMillan is a corporate communications professional with 18 years of corporate communications experience in the global securities industry, plus 18 years of direct investment banking and related experience. Since 2010, Mr. MacMillan serves as an independent management consultant providing marketing and communications advisory to clients. Prior to that from 2007 until 2010 Mr. MacMillan served as Director, Global Communications & Marketing of AXA Rosenberg, a leading equity asset management firm. Prior to that Mr. MacMillan served in a variety of corporate communication roles including Senior Vice President of Corporate Communications & Government Affairs at Ameriprise Financial, Head of Corporate Communications (Americas) at Barclays Capital, Senior Vice President of Corporate Communications of The Nasdaq Stock Market and Director of Corporate Communications at Credit Suisse First Boston. Mr. MacMillan previously served as an investment banker, acquisition officer, and consultant directly involved with capital raising, acquisitions, and financial feasibility studies. Mr. MacMillan holds a BS in Industrial Engineering from the University of Iowa and a Masters in Business Administration from Harvard. Mr. MacMillan’s corporate communications and investment banking expertise qualify him to serve as a director.

Jeffrey E. Eberwein is currently a private investor. From January 2009 until December 2011, Mr. Eberwein was a Portfolio Manager at Soros Fund Management. Prior to Soros, Mr. Eberwein was a Portfolio Manager at Viking Global Investors and Cumberland Associates. Mr. Eberwein currently serves on the board of directors of Goldfield Corporation (NYSE MKT: GV) where he is a member of the Audit Committee and also on the board of directors of Digirad Corporation (NASDAQ: DRAD), where he chairs the Strategic Advisory Committee and also serves as a member of the Compensation and Corporate Governance Committees. Mr. Eberwein also serves on the board of directors of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City. Mr. Eberwein earned a BBA, with high honors, from the University of Texas at Austin and a Master of Business Administration from the Wharton School at the University of Pennsylvania. Mr. Eberwein’s valuable public company and financial expertise, gained from both his employment history and directorships qualify him to serve as a director.

Richard K. Coleman, Jr., is a private investor and technological advisor. Since 1998 Mr, Coleman has been the founder and President of Rocky Mountain Venture Services (RMVS) assisting multiple technology companies to plan and launch new business ventures and restructuring initiatives. Mr. Coleman has served in a variety of senior operational roles including CEO of Vroom Technologies, COO of Metronet Communications, and President of US West Long Distance. He also held significant officer level positions with Frontier Communications, Centex Telemanagement, and Sprint Communications. Mr. Coleman served on a number of private, public, and non-profit boards including Colorado’s Internet and Telecommunications Alliance, ZenAstra Photonics, NxGen Networks, Inc, NY State Education and Research Network, Rochester Museum of Science and Technology, and Glenmoor Homeowner’s association.  Mr. Coleman is a graduate of the USAF Academy and the USAF Communications Systems Officer School and also holds a Masters in Business Administration from Golden Gate University.  Mr. Coleman's operational telecom experience and expertise qualify him to serve as a director.

At the Meeting a vote will be taken on a proposal to approve the re-election of 4 (four) directors and election of 5 (five) directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RE-ELECTION/ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of the Company has, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any Federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law; (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto; (iv) been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:  (a) Any Federal or State securities or commodities law or regulation; or (b) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; nor (v) been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member (covering stock, commodities or derivatives exchanges, or other SROs).

Board Independence

We apply the standards of the NYSE MKT LLC (formerly NYSE Amex LLC, the “NYSE MKT”), the stock exchange upon which our Common Stock is listed in the U.S., for determining the independence of the members of our Board of Directors and Board committees. The Board of Directors has determined that the following current directors are independent within these rules: Shemer S. Schwarz, Israel Singer, Arie Rosenfeld and Timothy M. Farrar.

Board Meetings and Attendance

During the fiscal year ended December 31, 2011, our Board of Directors held 11 meetings. The Board of Directors also approved certain actions by unanimous written consents. With the exception of the directors listed below, all incumbent directors attended, either in person or via telephone,  at least 75% of all meetings of the Board of Directors that were held in the fiscal year ended December 31, 2011 during the period in which they served as a director.

Mr. Israel Singer attended 73% of all meetings of the Board of Directors during the fiscal year ended December 31, 2011; Mr. Timothy Farrar attended 73% of all meetings of the Board of Directors during the fiscal year ended December 31, 2011.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have determined that it is in the best interests of the Company and its shareholders to combine these roles. Mr. Guy Nissenson, our co-founder, has served as our President and Chief Executive Officer since inception and since March 12, 2012 serves as Chairman of the Board of Directors. Due to the size of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

Our Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensures that risks undertaken by us are consistent with the Board of Director’s appetite for risk. While the Board of Directors oversees our risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us.

Committees of the Board of Directors

Audit Committee

We have an Audit Committee that was formed by our Board of Directors on November 24, 2004. The Audit Committee is currently composed of three directors: Messrs Arie Rosenfeld, Shemer S. Schwarz and Israel Singer (all three are considered independent directors). Mr. Rosenfeld who satisfies the “financial sophistication” requirement was appointed, on an interim basis, as the Chairman of the Audit Committee as of March 12, 2012. The Audit Committee makes decisions regarding our audit, the appointment of auditors, and the inclusion of financial statements in our periodic reports. Issues regarding our 2004 Stock Option Plan and 2007 Stock Incentive Plan are decided by the entire Board of Directors, including the members of the Audit Committee.

The Audit Committee is governed by a charter which was originally adopted on November 24, 2004. On January 28, 2008, in accordance with its responsibility to annually review the adequacy of its charter, the Audit Committee and the Board of Directors approved amendments to the charter to update it to comply with rules and regulations applicable to the Company that have changed since the charter was last reviewed and to make certain technical, clarifying and non-substantive changes. On June 28, 2009, in accordance with its responsibility to annually review the adequacy of its charter, the Audit Committee and the Board of Directors approved further amendments to the charter to replace references to the “American Stock Exchange” with “NYSE Amex LLC,” the name by which the stock exchange was then known, to revise applicable provisions relating to meetings and acts of the Audit Committee to be consistent with our Bylaws, to update the charter to comply with rules and regulations applicable to the Company that have changed since the charter was last reviewed, and to make certain technical, clarifying and non-substantive changes. A copy of the Committee’s current charter as amended is available on our website, at www.ntscom.com.

During the fiscal year ended December 31, 2011, the Audit Committee held 4 meetings. All incumbent directors serving on the Audit Committee attended, either in person or via telephone, at least 75% of all meetings of the Audit Committee that were held in the fiscal year ended December 31, 2011 during the period in which they served on the committee.

Nominating Committee

We have a Nominating Committee which was established by our Board of Directors on December 30, 2007. The primary functions of the Nominating Committee are to assist the Board of Directors by identifying individuals qualified to become Board members, to recommend to the Board of Directors the director nominees for our annual meetings of stockholders, and to recommend to the Board of Directors director nominees for each Board committee. The Nominating Committee is comprised of at least two members satisfying the independence requirements of the Commission and the NYSE MKT. Messrs Timothy M. Farrar (Chairman) and Arie Rosenfeld were appointed by the Board of Directors as members of the Nominating Committee, to serve in such capacities until their resignation, retirement, removal by the Board of Directors, or until their successors are appointed.

The Nominating Committee is governed by a charter which was adopted by the Board of Directors on December 30, 2007, and then amended on January 15, 2009. The January 15, 2009 amendments replaced references to the “American Stock Exchange” with “NYSE Alternext US LLC,” the name by which the stock exchange was then known, revised applicable provisions regarding shareholder recommendations and nominations of director candidates to be consistent with our Bylaws and with our Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), which was adopted by the Board of Directors on January 15, 2009 (described below), made certain technical, clarifying and non-substantive changes. A copy of the current charter of the Nominating Committee is available on our website, at www.ntscom.com.

In addition to its charter, the Nominating Committee operates in accordance with the Policy. A copy of the Policy is available on our website, at www.ntscom.com. Under the charter and Policy, the Nominating Committee considers candidate recommendations submitted to us by any relevant source, including recommendations submitted by our stockholders in accordance with the Policy, management and relevant third parties. Candidate recommendation submitted by our stockholders shall be considered by the Nominating Committee in the same manner as candidates recommended to the Nominating Committee from other sources.

In evaluating nominees, the Nominating Committee considers such factors as it deems appropriate, such as the current Board of Director composition and whether the candidate would qualify as independent, as well as the diversity of the candidate including the candidate’s experience and skills, professional and personal ethics and values, professional commitments, and the existence of any conflicts of interests.

In accordance with the Policy, stockholders may recommend director candidates by submitting the recommendation in writing by letter to NTS, Inc., Attention: Corporate Secretary, at our offices at 5307 W. Loop 289, Lubbock, Texas 79414, Fax: (806)-788-3398 / Email: info@ntscominc.com. Such written letter must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, information regarding any relationships between us and the candidate within the last three (3) years, and a written indication by the recommended candidate of her/his willingness to serve. Such recommendations must also include a statement from the recommending shareholder in support of the candidate, particularly within the context of the criteria for Board membership, as described in the charter, including issues of character, integrity, judgment, diversity of experience, independence, area(s) of expertise, corporate experience, length of service, potential conflict(s) of interest and other commitments, and personal references.

During the fiscal year ended December 31, 2011, the Nominating Committee held one meeting. All incumbent directors serving on the Nominating Committee attended the meeting.

Compensation Committee

On December 30, 2007, our Board of Directors also established a Compensation Committee. The Compensation Committee was created to assist the Board of Directors in the discharge of its responsibilities with respect to the compensation of our directors and officers. The Compensation Committee is comprised of at least two members satisfying the independence requirements of the Commission and the NYSE MKT. In addition, each member of the Compensation Committee is required to be a “nonemployee director,” within the meaning of Rule 16b-3 issued by the Commission, and an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. Messrs Israel Singer (Chairman) and Shemer S. Schwarz were appointed by the Board of Directors as members of the Compensation Committee, to serve in such capacities until their resignation, retirement, removal by the Board of Directors, or until their successors are appointed.

The Compensation Committee is governed by a charter which was adopted by the Board of Directors on December 30, 2007. A copy of the charter of the Compensation Committee is available on our website, at www.ntscom.com.

The Compensation Committee reviews and recommends to the Board of Directors the corporate goals and objectives relevant to the compensation of, among others, the Chairman of the Board and Chief Executive Officer, our Chief Financial Officer and other executive officers, evaluates such officers’ performance in light of those goals and objectives, and recommend to the Board of Directors such officers’ compensation level based on this evaluation. When it deems necessary, the Compensation Committee consults with executive officers to determine the amount of and the form of executive and director compensation. The Compensation Committee has full authority to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for our executive officers. The Compensation Committee did not engage compensation consultants during the fiscal year ended December 31, 2011.

During the fiscal year ended December 31, 2011, the Compensation Committee held one meeting. All incumbent directors serving on the Compensation Committee attended the meeting.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Arie Rosenfeld is an “audit committee financial expert” as that term is defined by the Commission and the NYSE MKT, and is “independent” from our management as that term is defined under the NYSE MKT rules.

Stockholder Communications with the Board

We have not implemented a policy or procedure by which our stockholders can communicate directly with our directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe we are responsive to stockholder communications, and therefore we have not considered it necessary to adopt a formal process for stockholder communications with the Board of Directors. During the upcoming year the Board of Directors will continue to monitor whether it would be appropriate to adopt such a process.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our Common Stock must report on their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2011, we believe that all reports required to be filed by Section 16(a) were filed on a timely basis, with the exception of eight Form 5’s filed with the Commission on May 21, 2012 that were filed to report multiple transactions for Mr. Neil Gagnon that were not previously reported on Forms 4 or 5.

Code of Conduct and Ethics

Our Audit Committee has adopted and approved a Code of Conduct and Ethics (the “Code”) to apply to all of our directors, officers and employees. The Code, which was ratified by the Board of Directors, is intended to promote ethical conduct and compliance with laws and regulations, to provide guidance with respect to the handling of ethical issues, to implement mechanisms to report unethical conduct, to foster a culture of honesty and accountability, to deter wrongdoing and to ensure fair and accurate financial reporting. The Code became effective on August 15, 2006.

The Code was previously filed on a Current Report on Form 8-K which we filed with the Commission on August 15, 2006, and is also available on our website at www.ntscom.com. A copy of the Code will be provided at no cost upon written request to: NTS, Inc. 5307 W Loop 289 Lubbock, TX 79414 USA.

Whistleblower Policy

Our Board of Directors adopted a whistleblower policy (the “Whistleblower Policy”) effective as of August 15, 2006 and amended on May 9, 2007. The Whistleblower Policy establishes procedures for employees, stockholders, or other interested parties of the Company to submit accounting, audit, legal or regulatory concerns. The Whistleblower Policy provides for submission of such concerns to the Audit Committee or designated members of management who will forward the concern to the Audit Committee. After consulting with management of the Company, the Audit Committee will then determine whether to investigate the concerns and forward that determination to the Chief Executive Officer and management of the Company. The Whistleblower Policy stipulates that the Audit Committee and management may not discriminate or retaliate against an individual who submits such concerns. The Whistleblower Policy is available on our website at www.ntscom.com or a copy will be provided at no cost upon written request to: NTS, Inc. 5307 W Loop 289 Lubbock, TX 79414 USA.

Insider Trading Policy

Our Board of Directors adopted an insider trading policy (the “Insider Trading Policy”) effective as of January 26, 2011. The Insider Trading Policy establishes guidelines and procedures for the trading of Company securities by officers, directors, employees and consultants (“Insiders”). Among others, the Insider Trading Policy establishes prohibitions on insider trading, tipping, short term trading and short sales; provides for quarterly black-out restrictions on trading and guidelines for establishment of Rule 10b5-1 trading plans. The Insider Trading Policy encourages Insiders who wish to trade in Company securities to consult with the General Counsel of the Company prior to trading. The Insider Trading Policy is available on our website at www.ntscom.com or a copy will be provided at no cost upon written request to: NTS, Inc. 5307 W Loop 289 Lubbock, TX 79414 USA.

Management

The following table sets forth, as of October 22, 2012, certain information regarding our executive officers (Guy Nissenson and Niv Krikov) and our significant employees (Brad Worthington, Jerry Hoover and Tal Sheynfeld).

Name	Position
Guy Nissenson	Chairman, President and Chief Executive Officer
Niv Krikov*	Director, Principal Accounting Officer, Treasurer and Chief Financial Officer
Brad Worthington	Executive Vice President and Chief Operating Officer of NTS Communications, Inc.
Jerry E. Hoover	Executive Vice President of NTS Communications, Inc.
Tal Sheynfeld	Executive Vice President - Business Development of NTS Communications, Inc.

* Not standing for re-election.

For biographical information about Mr. Nissenson, see “Information Regarding the Nominees for the Board of Directors” above.

Mr. Niv Krikov, 41 years of age, has been a member of our Board of Directors since December 27, 2010. Since May 9, 2007, Mr. Krikov has served as our Principal Accounting Officer and on August 13, 2007, he was also appointed as our Treasurer and Chief Financial Officer. From March 2007 until August 2007, Mr. Krikov served as our Vice President Finance. Since August 15, 2009, Mr. Krikov has served as an Executive Vice President of NTS Communications and on April 1, 2012 he also became the Treasurer and Chief Financial Officer of NTS Communications. Since October 19, 2012 Mr. Krikov has served as Treasurer and Chief Financial Officer of Xfone USA. On July 29, 2010, Mr. Krikov became a member of the Board of Directors of NTS Communications and Xfone USA. Mr. Krikov also serves as a director and/or officer or in other equivalent capacities of certain subsidiaries of Xfone USA and NTS Communications. Prior to joining us, Mr. Krikov held diverse financial and accounting positions in various companies. Mr. Krikov was a Corporate Controller of Nur Macroprinter Ltd. from 2005 to 2007. Mr. Krikov served as a Controller and later Credit and Revenues Manager of Alvarion Ltd. (NASDAQ: ALVR) from 2002 to 2005. Prior to that, from 1997 to 2001, Mr. Krikov was an Auditor at the Israeli public accounting firm of Kost Forer Gabbay & Kasierer, an affiliate of Ernst & Young LLP. Mr. Krikov holds a Bachelor in Administration in Economics and Accounting from the Tel Aviv University and a Master of Laws from the Faculty of Law at the Bar Ilan University in Israel. Mr. Krikov is a CPA in Israel. Mr. Krikov's skills and international financial experience qualify him to serve as one of our directors.

Mr. Brad Worthington, 46 years of age, is Executive Vice President and Chief Operating Officer of NTS Communications. Mr. Worthington had been a member of the Board of Directors of NTS Communications from 1994 through 2008, and its President and Chief Executive Officer from 2009 through 2012. Mr. Worthington received his B.S. Ed. From Texas State University in 1987 and his J.D. from Texas Tech University School of Law in 1990.  He is licensed to practice law in the State of Texas.  Mr. Worthington is a member of the State Bar of Texas, the American Bar Association, and the Lubbock County Bar Association. He is admitted to practice in the Federal District Court for the Northern District of Texas.  Mr. Worthington served as General Counsel for NTS Communications from 1990 until 2000.  As General Counsel, Mr. Worthington was responsible for advising senior staff on various legal and regulatory issues, preparation and review of contracts, contract and business development.  Mr. Worthington was named Executive Vice President in 1994 and Chief Operating Officer in 2000. Mr. Worthington serves as President and Secretary of our wholly-owned subsidiary, PRIDE Network, Inc.  Mr. Worthington also serves as director of NTS Holdings Incorporated.

Mr. Jerry E. Hoover, 63 years of age, is Executive Vice President of NTS Communications. Mr. Hoover graduated from Texas Tech University in 1971 and shortly afterward began a career in public accounting.  Mr. Hoover has been a Certified Public Accountant for over 36 years and for the last 27 years has worked with accounting issues unique to the telecommunications industry.  In addition, he has also taught accounting, taxation, and auditing at the university level.  Mr. Hoover was a principal in a major Lubbock accounting firm where he began doing work for NTS Communications in 1984. He joined NTS Communications on an in-house basis in 1994 as Executive Vice President and Treasurer, and was named Chief Financial Officer in 2000. Mr. Hoover served as Treasurer and Chief Financial Officer until April 1, 2012. Mr. Hoover also serves in the following capacities of the following subsidiaries of NTS Communications: Sole Manager of NTS Telephone Company, LLC and Treasurer of PRIDE Network, Inc.  Mr. Hoover also serves as director of NTS Holdings Incorporated.

Mr. Tal Sheynfeld, 32 years of age, is Executive Vice President - Business Development of NTS Communications. Mr. Sheynfeld joined NTS Communications in 2012. From September 2005 until February 2012, Mr. Sheynfeld was a director with ICON Investments. At ICON Investments Mr. Sheynfeld was responsible for sourcing, analyzing, and managing portfolio investments. Through the tenure at ICON Investments Mr. Sheynfeld worked with various telecommunications, precious metals, flexible packaging, and other manufacturing companies. Mr. Sheynfeld received a Bachelor of Science Degree in Finance from Adelphi University.

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes all compensation received for services rendered to the Company during the fiscal years ended December 31, 2010 and 2011 by our Chairman of the Board, Chief Executive Officer and Chief Financial Officer who were serving as our executive officers at December 31, 2010 and 2011 (collectively, our “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Abraham Keinan, Former Chairman of the Board	2010	42,193	(1)	-	-	-		169,272	(2)	-	12,171	(3)	223,636
Guy Nissenson, Chairman of the Board, President, and CEO	2011	113,679	(4)	-	-	131,743	(5)	342,000	(6)	-	23,284	(7)	610,706
	2010	100,789	(4)	-	-	294,386	(5)	329,961	(6)	-	9,449	(7)	734,585
Niv Krikov, Treasurer, CFO, Principal Accounting Officer and Director	2011	198,137	(8)	-	-	43,735	(9)	-		-	-		241,872
	2010	209,193	(8)	-	-	107,049	(9)	-		-	-		316,242

(1)
Salary paid to Mr. Keinan by our former UK based wholly owned subsidiary, Swiftnet Limited (“Swiftnet”), in connection with his employment as Chairman of the Board of Swiftnet. The amount shown in the table above for 2010 was paid in British Pound Sterling (£28,000) and has been translated into U.S. dollars using the average rate of exchange of the U.S. dollar during 2010. On July 29, 2010, we completed the sale of Swiftnet (and our other former UK subsidiaries) to AMIT K LTD., a company registered in England & Wales which is owned and controlled by Mr. Keinan.

(2)
On March 28, 2007, we entered into a consulting agreement with Mr. Keinan, effective as of January 1, 2007 (the “Keinan Consulting Agreement”). The Keinan Consulting Agreement provided that Mr. Keinan shall render us advisory, consulting and other services in relation to our business and operations (excluding our business and operations in the UK). In consideration of the performance of the services pursuant to the Keinan Consulting Agreement, we agreed to pay Mr. Keinan a monthly fee of £10,000 ($15,470) which was increased by the Board of Directors, following the recommendation of the Audit Committee and the Compensation Committee, to £16,000 ($24,752) effective as of June 1, 2008. As of December 31, 2009 there was an outstanding balance of $79,388 which was paid during March 2010. The Keinan Consulting Agreement was terminated on July 29, 2010, upon the consummation of the disposition of our UK subsidiaries. Effective September 19, 2010, Mr. Keinan was replaced as Chairman of our Board. Mr. Keinan resigned from our Board of Directors effective March 1, 2011.

(3)
Under the Keinan Consulting Agreement, we acknowledged that in order to render the services pursuant to the Keinan Consulting Agreement, Mr. Keinan may be required to travel frequently around the world. Therefore, in order to enable Mr. Keinan to have a normal family life we agreed to bear certain expenses which are related to Mr. Keinan's spouse. The amount shown for 2010 reflects payments for a leased car for Mr. Keinan’s use in 2010.

(4)
Salary paid to Mr. Nissenson by Swiftnet in connection with his employment as Director of Business Development. The amount shown in the table above for 2010 was paid in British Pound Sterling (£12,000) and has been translated into U.S. dollars using the average rate of exchange of the U.S. dollar during 2010. Mr. Nissenson's employment with Swiftnet was terminated by mutual agreement, effective April 1, 2010. On June 30, 2010, we and Mr. Nissenson entered into a new employment agreement (the “2010 Employment Agreement”), pursuant to which Mr. Nissenson was employed by us as our President and CEO, effective as of April 1, 2010. Pursuant to the 2010 Employment Agreement, Mr. Nissenson was paid an annual gross salary of $78,000 in equal monthly payments of $6,500 each. The 2010 Employment Agreement was terminated and replaced on April 1, 2012, as more fully described below.

(5)
On February 15, 2010, Mr. Nissenson was granted, under and subject to our 2007 Plan, options to purchase 1,500,000 shares of our Common Stock, fully vested, exercisable at $1.10 per share and expiring five years from the date of grant. In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Nissenson was granted, under and subject to our 2004 Plan, options to purchase 1,642,379 shares of our Common Stock, fully vested, exercisable at $1.10 per share and expiring five years from the date of grant.

(6)
On March 28, 2007, we entered into a consulting agreement with Mr. Nissenson, effective as of January 1, 2007 (the “Nissenson Consulting Agreement”). In consideration of the performance of the services pursuant to the Nissenson Consulting Agreement, we agreed to pay Mr. Nissenson a monthly fee of £10,000 ($15,470) which was increased to £16,000 ($24,752) effective as of June 1, 2008, and further increased in accordance with the First Amendment to the Nissenson Consulting Agreement described below. Mr. Nissenson invoiced us at the end of each calendar month, and we made the monthly payments upon receipt of such invoices. As of December 31, 2009 there was an outstanding balance of $78,971 which was paid during January 2010. On June 30, 2010, we and Mr. Nissenson entered into a First Amendment to the Nissenson Consulting Agreement, effective as of April 1, 2010 (the “First Amendment”). The First Amendment amended certain terms of the Nissenson Consulting Agreement, including, but not limited to, the monthly fee which had been amended to $28,500 per month. The Nissenson Consulting Agreement (as amended by the First Amendment) was terminated and replaced on April 1, 2012, as more fully described below.

(7)
Under the Nissenson Consulting Agreement (as amended by the First Amendment), we acknowledged that in order to render the services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson to have a normal family life we agreed to bear certain expenses which are related to Mr. Nissenson's spouse and children. The amounts shown in the table above reflect airfare expenses incurred by us for the travels of Mr. Nissenson’s wife and children during 2010 and 2011.

(8)	On July 1, 2009, NTS Communications and Mr. Krikov entered into an employment agreement. Mr. Krikov’s employment with NTS Communications commenced on August 17, 2009.

(9)
On February 15, 2010, Mr. Krikov was granted, under and subject to our 2007 Plan, options to purchase 400,000 shares of our Common Stock, exercisable at $1.10 per share and expiring seven years from the grant date. 25% of the options vested 12 months from the date of grant. The remaining 75% of the options shall vest over four years in equal quarterly installments beginning 15 months from the date of grant. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest. In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Krikov was granted, under and subject to our 2007 Plan, options to purchase 391,212 shares of our Common Stock, exercisable at $1.10 per share and expiring seven years from the grant date. 37.5% of the options vested on the date of grant. The remaining 62.5% of the options shall vest in equal installments over a period of ten quarters with the first quarterly installment vesting on November 14, 2011. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth certain information concerning option awards and stock awards held by our Named Executive Officers as of December 31, 2011. Our Named Executive Officers did not hold any stock awards as of December 31, 2011.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Guy Nissenson	1,500,000	(1)	–		–	1.10	February 15, 2015	–	–	–	–
	1,642,379	(2)				1.10	November 2, 2016
Niv Krikov	175,000	(3)	225,000	(3)	–	1.10	February 15, 2017	–	–	–	–
	171,156	(4)	220,056	(4)		1.10	November 2, 2018

(1)
On February 15, 2010, Mr. Nissenson was granted, under and subject to our 2007 Plan, options to purchase 1,500,000 shares of our Common Stock, fully vested, exercisable at $1.10 per share and expiring five years from the date of grant.

(2)
In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Nissenson was granted, under and subject to our 2004 Plan, options to purchase 1,642,379 shares of our Common Stock, fully vested, exercisable at $1.10 per share and expiring five years from the date of grant.

(3)
On February 15, 2010, Mr. Krikov was granted, under and subject to our 2007 Plan, options to purchase 400,000 shares of our Common Stock, exercisable at $1.10 per share and expiring seven years from the grant date. 25% of the options vested 12 months from the date of grant. The remaining 75% of the options shall vest over four years in equal quarterly installments beginning 15 months from the date of grant. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest.

(4)
In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Krikov was granted, under and subject to our 2007 Plan, options to purchase 391,212 shares of our Common Stock, exercisable at $1.10 per share and expiring seven years from the grant date. 37.5% of the options vested on the date of grant. The remaining 62.5% of the options shall vest in equal installments over a period of ten quarters with the first quarterly installment vesting on November 14, 2011. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest.

Employment Agreements; Termination of Employment and Change-in-Control Arrangements

Executive Officers

Guy Nissenson

The employment arrangements of Mr. Guy Nissenson, our Chairman of the Board, President, and Chief Executive Officer are described below in detail under the  Section captioned "Certain Relationships and Related Transactions".

Niv Krikov

Effective August 13, 2007, we elected Mr. Niv Krikov, who was serving as our Vice President Finance and Principal Accounting Officer, to serve as our Treasurer and Chief Financial Officer. Following this election, Mr. Krikov no longer serves as Vice President Finance. For his positions of Treasurer, Chief Financial Officer and Principal Accounting Officer, Mr. Krikov was entitled to the following employment terms (the “August 2007 Arrangement”): A monthly gross salary of NIS 33,000 (approximately $8,841) (the “Salary”); Executive insurance - we allocated 13.3% of the Salary (8.3% for severance payments and 5% for remuneration), and Mr. Krikov allocated 5% of the Salary. The insurance included a loss of working capacity coverage (up to 2.5%) that we paid; Continuing education fund - we allocated 7.5% of the Salary and Mr. Krikov allocated 2.5% of the Salary; a Company car, including fuel expenses; a Company mobile phone; 19 days of paid vacation per each employment year and recuperation payments as provided by the applicable collective agreement in Israel. In addition, Mr. Krikov was entitled to be granted options to purchase a certain amount of shares of our Common Stock as to be recommended by our Chief Executive Officer and approved by the Board of Directors. The August 2007 Arrangement was terminated on August 13, 2009.

On July 1, 2009, NTS Communications (“NTSC”) entered into an employment agreement (the “Employment Agreement”) with Mr. Krikov, pursuant to which Mr. Krikov serves as Executive Vice President of NTSC. Mr. Krikov’s employment with NTSC commenced on August 17, 2009. The term of employment may be renewed by mutual agreement for additional one-year terms. In connection with this event, Mr. Krikov and his family relocated from Israel to Lubbock, Texas. Mr. Krikov’s relocation and the terms of the Employment Agreement were approved by our Board of Directors upon the recommendation of the Compensation Committee and were also approved by NTSC’s Board of Directors.

Under the terms of the Employment Agreement, Mr. Krikov will be paid an annual salary of $90,800, a per diem allowance at a monthly rate of $4,100, and will be eligible to participate in and receive benefits under the applicable NTSC benefit plans for similarly situated employees. Additionally, NTSC has agreed to bear expenses for housing and a motor vehicle for Mr. Krikov and his family, including all expenses associated therewith, as well as travel expenses and medical and life insurance coverage.

On February 15, 2010, Mr. Krikov was granted, under and subject to our 2007 Plan, options to purchase 400,000 shares of our Common Stock. The options are exercisable at $1.10 per share and expiring seven years from the grant date. 25% of the options vested 12 months from the date of grant. The remaining 75% of the options shall vest over four years in equal quarterly installments beginning 15 months from the date of grant. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest.

On December 27, 2010 Mr. Krikov was elected as director of the Company.

In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Krikov was granted, under and subject to our 2007 Plan, options to purchase 391,212 shares of our Common Stock, exercisable at $1.10 per share and expiring seven years from the grant date. 37.5% of the options vested on the date of grant. The remaining 62.5% of the options shall vest in equal installments over a period of ten quarters beginning with the first quarterly installment on November 14, 2011. In the event of a change of control of the Company, any unvested and outstanding portion of the options shall immediately and fully vest.

Effective April 1, 2012 Mr. Krikov was named Treasurer and Chief Financial Officer of NTSC.

Mr. Krikov is not standing for re-election at the Meeting.

Significant Employees

Brad Worthington and Jerry Hoover

Effective as of February 26, 2008, NTSC entered into employment agreements (the “Employment Agreements”) with Brad Worthington, who, prior to our acquisition of NTSC, served as NTSC’s Executive Vice President - Chief Operating Officer, and Jerry Hoover, who, prior to our acquisition of NTSC, served as NTSC’s Executive Vice President - Chief Financial Officer (each an “NTSC Officer,” and collectively the “NTSC Officers”). The Employment Agreements provide for continued employment of the NTSC Officers with NTSC, and are for five-year terms each.

The Employment Agreements provide for initial annual salaries of $243,840, and annual salaries (not less than the initial annual salary) to be determined by NTSC’s Board of Directors for each year of employment thereafter. In addition, the Employment Agreements provide that the NTSC Officers are entitled to one-time signing bonuses in the amount of $243,840 on the effective date of the Employment Agreements.

Pursuant to the terms of the Employment Agreements, the NTSC Officers were granted the following stock option awards under the our 2007 Plan: (i) on February 26, 2008 - each of Messrs Worthington and Hoover was granted options to purchase 400,000 shares of our Common Stock. Each option is immediately exercisable, expiring five years from the grant date, and has an exercise price of $2.794 per share, which is 10% over the average closing price of our Common Stock for the ten trading days immediately preceding August 22, 2007, the execution date of the agreement to purchase NTSC; and (ii) on February 26, 2010, at the end of the NTSC Officer’s second year of employment - each NTSC Officer was granted options to purchase 267,000 shares of our Common Stock. Each option is immediately exercisable at $5.00 per share, and will expire five years from the grant date.

The Employment Agreements may be terminated upon the death of the NTSC Officers, for cause (immediately upon notice from NTSC to the NTSC Officer), for good reason (following thirty days’ prior notice from NTSC to the NTSC Officer), for any reason other than for good reason, or upon the disability of the NTSC Officer, each as defined in the Employment Agreements. The NTSC Officers are entitled to the following payments upon such termination:

1. If the NTSC Officer terminates the Employment Agreement for good reason, NTSC will pay the NTSC Officer his salary for the remainder of the employment term, except that if the NTSC Officer obtains other employment during that time, such salary payments will be reduced by the amount received with respect to such other employment.

2. If the NTSC Officer terminates the employment for any reason other than for good reason, the NTSC Officer will be entitled to receive his salary only through the date such termination is effective, and any unexercised vested options to purchase our Common Stock and rights to receive any additional options to purchase our Common Stock shall be cancelled.

3. If NTSC terminates the Employment Agreement for cause, the NTSC Officer will be entitled to receive his salary through the date such termination is effective, and any options for our Common Stock issued in any year subsequent to Employment Year 1 shall be cancelled.

4. If the Employment Agreement is terminated because of the NTSC Officer’s death, the NTSC Officer will be entitled to receive his salary through the end of the calendar month in which his death occurs, and any right to receive any additional options to purchase our Common Stock shall be cancelled.

5. If the Employment Agreement expires after the performance of the full term and NTSC and the NTSC Officer cannot agree on the terms for an extension of the Employment Agreement or a new employment agreement to replace the Employment Agreement, and the NTSC Officer terminates employment, then the NTSC Officer will be entitled to receive as severance pay his salary for a period of three months following the date of such termination.

6. If the Employment Agreement is terminated by either party as a result of the NTSC Officer’s disability, NTSC will pay the NTSC Officer his salary through the remainder of the calendar month during which such termination is effective and any right to receive any additional options for our Common Stock shall be cancelled.

In the event of any termination of employment by the NTSC Officers for any reason other than death, disability or for good reason, the NTSC Officers have agreed to pay to NTSC the following amounts as liquidated damages:

Employment Year during which such termination occurs:	Mr. Worthington	Mr. Hoover
Year 5 (2013)	$97,536	$97,536

The NTSC Officers are permitted to participate in such life insurance, hospitalization, major medical, and other executive benefit plans of NTSC that may be in effect from time to time. However, the NTSC Officers’ accrual of, or participation in plans providing for, such benefits will cease on the effective date of the termination of the Employment Agreement, and the NTSC Officer will be entitled to accrued benefits pursuant to such plans only as provided in such plans.

The NTSC Officers have also agreed to confidentiality and non-disclosure of confidential information during and following the employment period, as well as customary non-competition and non-interference for the greater of (i) five years from the date of the Employment Agreement or (ii) the employment period and for a period of two years following the date that the employment ends.

The Employment Agreements also provide piggyback registration rights for the NTSC Officers from the effective date of the Employment Agreement through the expiration or termination of the Employment Agreements, to register for resale the shares of our Common Stock they own as a result of exercising any of the options granted pursuant to the Employment Agreements. The shares underlying the abovementioned options were subsequently registered for resale, on a Registration Statement on Form S-8 which we filed with the SEC (File No. 333- 158495) on April 8, 2009.

On February 15, 2010, we granted to Mr. Worthington, under and subject to our 2007 Plan, options to purchase 215,000 shares of our Common Stock, exercisable at $1.10 per share and expiring seven years from the grant date. 25% of the options vested 12 months from the date of grant. The remaining 75% of the options shall vest over four years in equal quarterly installments beginning 15 months from the date of grant.

In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Worthington was granted, under and subject to our 2007 Plan, options to purchase 274,646 shares of our Common Stock, exercisable at $1.10 per share and expiring seven years from the grant date. 143,223 of these options vested on the date of grant and the remaining 131,423 options shall vest in equal installments over a period of ten quarters beginning with the first quarterly installment on November 14, 2011. Mr. Hoover was granted, under and subject to our 2007 Plan, options to purchase 64,369 shares of our Common Stock, fully vested, exercisable at $1.10 per share and expiring seven years from the grant date.

Director Compensation for 2011

Compensation for Board Services and Reimbursement of Expenses

We compensate our Independent Directors who serve on our Board of Directors or any committee’s thereof (each, a “Committee”) for participation at meetings of the Board of Directors and Committees, pursuant to the following schedule: (a) $1,000 (plus VAT, if applicable) per calendar month, for up to two meetings per calendar month; plus (b) $250 for each additional meeting of the Board of Directors or Committee at which such Independent Director is physically present; plus (c) $100 for each additional meeting of the Board of Directors or Committee at which such Independent Director participates via telephone or video conference. Each Director shall receive $1,000 per month payable on a quarterly basis, and a reconciliation shall be made at the end of each quarter to determine the additional amounts due to each director pursuant to clauses (b) and (c) above; provided, however, that (1) if fewer than two meetings are held during any one calendar month, the balance of such meetings will be carried forward as a credit for succeeding months against payments under clauses (b) and (c) (the “Credit”); and (2) the Credit shall be reset to zero at the beginning of each fiscal year. For example, if one meeting is held in January, two meetings are held in February, and three meetings are held in March, the Independent Directors will not receive any additional payments under clauses (b) and/or (c); however if one meeting is held in January, two meetings are held in February, and four meetings are held in March, the Independent Directors will receive one additional payment under clauses (b) and/or (c), as applicable.

The following table reflects all compensation awarded to or earned by our directors for the fiscal year ended December 31, 2011.

Name	Fees Earned ($)	Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Itzhak Almog (1)	12,000		8,600	-	-	-	20,600
Guy Nissenson (2)	-		-	-	-	-	-
Niv Krikov (2)	-		-	-	-	-	-
Shemer S. Schwarz (3)	12,000		8,561	-	-	-	20,561
Israel Singer (4)	12,000		8,687	-	-	-	20,687
Arie Rosenfeld (5)	12,000		8,561	-	-	-	20,561
Timothy M. Farrar (6)	12,000		15,548	-	-	-	27,548

(1)
Mr. Almog had been a member of our Board of Directors from May 18, 2006 until March 12, 2012. As of December 31, 2011, Mr. Almog held: (i) 25,000 options, fully vested at an exercise price of $3.50 per share and with an expiration date of October 30, 2012; (ii) 90,000 options, fully vested, at an exercise price of $1.22 per share and with an expiration date of September 20, 2015; and (iii) 76,929 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of November 2, 2018. Mr. Almog waived his right to $12,000 in cash fees earned for the fiscal year ended December 31, 2011.

(2)
We do not compensate directors who are also employed by us for their services on the Board of Directors. Accordingly, Messrs Nissenson and Krikov did not receive any compensation for their services on our Board of Directors during the fiscal year ended December 31, 2011.

(3)
As of December 31, 2011, Mr. Schwarz held: (i) 90,000 options, fully vested, at an exercise price of $1.22 per share and with an expiration date of September 20, 2015; and (ii) 76,581 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of November 2, 2018.

(4)
As of December 31, 2011, Mr. Singer held: (i) 20,000 options, fully vested at an exercise price of $3.50 per share, and with an expiration date of June 5, 2013; (ii) and 90,000 options, fully vested, at an exercise price of $1.22 per share and with an expiration date of September 20, 2015; (iii) 77,703 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of November 2, 2018.

(5)
As of December 31, 2011, Mr. Rosenfeld held: (i) 90,000 options, fully vested, at an exercise price of $1.22 per share and with an date of September 20, 2015; and (ii) 76,581 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of November 2, 2018.

(6)
As of December 31, 2011, Mr. Farrar held: (i) 90,000 options, vesting in equal installments over a period of nine months with the first quarterly installment vesting on January 15, 2012, at an exercise price of $1.22 per share and with an expiration date of December 15, 2016; and (ii) 76,581 options, fully vested, at an exercise price of $1.10 per share and with an expiration date of December 15, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our management is responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions. Our Audit Committee reviews and approves or ratifies any related party transaction pursuant to the authority given under the charter of the Audit Committee.

A.            Guy Nissenson Agreements

On March 6, 2012, we entered into an Employment and Severance Agreement (the “Employment and Severance Agreement”), to be effective as of April 1, 2012, with Guy Nissenson, our Chairman of the Board, President, Chief Executive Officer and significant shareholder. The Employment and Severance Agreement supersedes the following prior agreements between us and Mr. Nissenson: (i) Employment Agreement, dated June 30, 2010; (ii) Consulting Agreement, dated March 28, 2007, as amended on June 30, 2010; and (iii) Severance Agreement, dated September 20, 2010 (collectively, the “Prior Agreements”). The Prior Agreements and the Employment and Severance Agreement are described below.

1. Nissenson Consulting Agreement

Pursuant to a Board of Director’s resolution dated December 25, 2006, on March 28, 2007, we and Mr. Nissenson entered into a consulting agreement, to be effective as of January 1, 2007 (the “Nissenson Consulting Agreement”).

The Nissenson Consulting Agreement provided that Mr. Nissenson would render to us advisory, consulting and other services in relation to our business and operations (excluding our business and operations in the United Kingdom).

In consideration of the performance of the services pursuant to the Nissenson Consulting Agreement, we paid Mr. Nissenson a monthly fee of £10,000, which was increased by the Board of Directors following the recommendation of the Audit Committee and the Compensation Committee in accordance with the terms described below to £16,000 effective as of June 1, 2008 (the “Fee”), and further increased in accordance with the First Amendment to the Nissenson Consulting Agreement described below. Mr. Nissenson was to invoice us at the end of each calendar month and we made the monthly payment upon receiving such invoice. Once a calendar year, and no later than December 15, our Board of Directors was to consider approving an increase to the Fee. Such Board approval was to be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee.  In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board of Directors were to take into account, among other factors, growth in our revenues and/or profits.

Our Board of Directors was to, from time to time, and not less than once a calendar year, consider approving a grant of success bonus to Mr. Nissenson (the “Bonus”). Such Board approval was to be subject to the prior review, oversight and recommendation to the Board of both the Audit Committee and the Compensation Committee. In connection with the performance of this provision, the Audit Committee, the Compensation Committee and the Board of Directors were to take into account, among other factors, growth in our revenues and/or profits and/or successful completion of transactions or activities by us (such as, but not limited to, reorganization, mergers, acquisitions, capital raisings and cost cuts). Any Board member, except Mr. Nissenson, may, at any time and from time to time, initiate a Bonus grant to Mr. Nissenson, and in such an event the approval process shall be set in motion.

Mr. Nissenson waived his bonuses for fiscal years 2007 through 2011 to which he was entitled pursuant to this provision.

The Nissenson Consulting Agreement provided that Mr. Nissenson would be granted options or rights to purchase shares of our common stock upon our adoption of a stock or option plan, subject to Board of Directors and Audit Committee approval.  On February 15, 2010, Mr. Nissenson was granted, under and subject to our 2007 Plan, options to purchase 1,500,000 shares of our Common Stock, fully vested, exercisable at $1.10 per share and expiring five years from the date of grant. In connection with the consummation of our Rights Offering on November 2, 2011, Mr. Nissenson was granted, under and subject to our 2004 Plan, options to purchase 1,642,379 shares of our Common Stock, fully vested, exercisable at $1.10 per share and expiring five years from the date of grant.

In addition to the Fee and the Bonus, we were to pay directly and/or reimburse Mr. Nissenson for his Expenses. For the purposes of the Nissenson Consulting Agreement, the term “Expenses” meant any and all amounts actually paid by us and/or by Mr. Nissenson, and/or to be paid by Mr. Nissenson at his direction, including, without limitation (i) costs associated with telecommunication services and products, and (ii) costs associated with transportation and/or travel (including, but not limited to, by plane, train, rented car and taxi) and/or accommodation (including, but not limited to, at rented flats and hotels) and/or any other board and lodging expenses (including, but not limited to, food, restaurants and entertainment) which were and/or will be incurred in connection with the performance of the services pursuant to the Nissenson Consulting Agreement.

We acknowledged that in order to render the services pursuant to the Nissenson Consulting Agreement, Mr. Nissenson may be required to travel frequently around the world. Therefore, in order to enable Mr. Nissenson a normal family life we agreed to bear expenses which are related to Mr. Nissenson’s spouse.

This Nissenson Consulting Agreement was to be in effect for an initial fixed term of five years, beginning on January 1, 2007 (the “Initial Effective Term”), and thereafter, unless terminated as provided below, was to be automatically renewed for additional terms of three years (each, an “Additional Effective Term”). Notwithstanding the foregoing, each of the parties had the right to terminate the automatic renewal of the Nissenson Consulting Agreement, for any reason whatsoever, by a termination notice in writing, to be provided to the other party not less than six months prior to: (i) the expiration of the Initial Effective Term, or (ii) the expiration of any Additional Effective Term (the “Notice Period”). Notwithstanding the foregoing, as long as Mr. Nissenson commanded and/or controlled, directly and/or indirectly, including together with others and/or by proxies, fifteen percent (15%) or more of our voting rights, if we chose to exercise our right to terminate the automatic renewal of the Nissenson Consulting Agreement, the Notice Period would be of not less than twelve months. Notwithstanding the foregoing, Mr. Nissenson had the right to terminate the Nissenson Consulting Agreement, for any reason whatsoever, and at any time, including during the Initial Effective Term (“Early Termination by Mr. Nissenson”). In the event of Early Termination by Mr. Nissenson, the Notice Period was to be not less than eight months.

The Nissenson Consulting Agreement further provided that no later than June 30, 2007, the parties were to enter into a severance agreement providing for an appropriate severance package for Mr. Nissenson (the “Severance Agreement”). Pursuant to the approval of our Board of Directors, we entered into a Severance Agreement with Mr. Nissenson on September 20, 2010, which is described in Sub-Section 5 below.

The Nissenson Consulting Agreement also contained provisions regarding non-competition; intellectual property; confidentiality; conflict of interests and other standard terms and conditions.

The Nissenson Consulting Agreement was approved by all non-interested members of the Board of Directors, following a review and discussion by our Audit Committee.

2. First Amendment to the Nissenson Consulting Agreement

On June 30, 2010, pursuant to the recommendations of the Audit Committee and the Compensation Committee, and the resolution of our Board of Directors dated June 27, 2010, we and Mr. Nissenson entered into a First Amendment to the Nissenson Consulting Agreement, effective as of April 1, 2010 (the “First Amendment”).

The First Amendment amended certain terms of the Nissenson Consulting Agreement, including, but not limited to: (i) the description of the services rendered by Mr. Nissenson, which was amended to auxiliary advisory and consulting services (excluding services rendered from the territory of the state of Israel), including in the areas of corporate management, strategy planning, business development, mergers and acquisitions, financing, and investors and debtors relations; (ii) the monthly fee payable to Mr. Nissenson, which was amended to $28,500 per month; (iii) the bearing of expenses, which was amended to include Mr. Nissenson's children as well; and (iv) the initial fixed term of the Nissenson Consulting Agreement, which was amended to be eight years from the commencement date of January 1, 2007, and unless terminated as provided in the Consulting Agreement, was automatically renewable for additional terms of three years each.

The Employment and Severance Agreement terminated the Nissenson Consulting Agreement (as amended by the First Amendment), effective as of April 1, 2012.

 3. Termination of Employment Agreement with Swiftnet Limited

Mr. Nissenson was a party to a certain employment agreement with our former wholly owned UK subsidiary, Swiftnet Limited (“Swiftnet”), effective January 1, 2007, pursuant to which Mr. Nissenson served as Director of Business Development of Swiftnet (the “Swiftnet Employment Agreement”). Pursuant to the Swiftnet Employment Agreement, Mr. Nissenson was paid an annual salary of £48,000, payable in equal monthly payments of £4,000 each. On June 30, 2010, Mr. Nissenson and Swiftnet agreed to terminate the Swiftnet Employment Agreement, effective as of April 1, 2010.

4. Nissenson Employment Agreement

On June 30, 2010, pursuant to the recommendations of our Audit Committee, dated June 24, 2010, and our Compensation Committee, dated June 27, 2010, and the resolution of our Board of Directors dated June 27, 2010, we and Mr. Nissenson entered into an Employment Agreement (the “Nissenson Employment Agreement”), pursuant to which Mr. Nissenson was employed by us as our President and Chief Executive Officer, effective as of April 1, 2010.  Pursuant to the Nissenson Employment Agreement, Mr. Nissenson was paid an annual gross salary of $78,000, payable in equal monthly payments of $6,500 each.  The initial employment period was from April 1, 2010 to March 31, 2015. The term was to be extended automatically for additional periods of three years each. Each party generally had the right to terminate the automatic extensions at any time for any reason, by providing six months advance written notice. However, as long as Mr. Nissenson controlled, directly and/or indirectly, 15% or more of the voting rights of our Common Stock, in the event that we elect to terminate the automatic extensions, Mr. Nissenson would be entitled to twelve months advance written notice from us. Notwithstanding the foregoing, Mr. Nissenson was entitled to terminate the Nissenson Employment Agreement at any time for any reason by providing us an eight months advance written notice.

Mr. Nissenson had undertaken to execute a letter of undertaking regarding confidentiality and non-competition provisions, and preservation of our intellectual property. The Nissenson Employment Agreement also contained provisions relating to conflicts of interest and loyalty, as well as other customary terms and conditions.

The Employment and Severance Agreement terminated the Nissenson Employment Agreement, effective as of April 1, 2012.

5. Nissenson Severance Agreement

Pursuant to Section 17 of the Nissenson Consulting Agreement and the First Amendment, and upon the approval of our Board of Directors, we entered into a Severance Agreement with Mr. Nissenson on September 20, 2010 (the “Severance Agreement”).  Pursuant to the Severance Agreement, in the event that (a) either (1) we terminate the Nissenson Consulting Agreement (as amended) and/or the Nissenson Employment Agreement, for a reason other than cause, disability or death, or (2) Mr. Nissenson terminates the Nissenson Consulting Agreement (as amended) and the Employment Agreement for good reason, and (b) Mr. Nissenson (1) signs and delivers to us a Release of Claims satisfactory to us, and (2) complies with the applicable terms of the Severance Agreement, the Nissenson Consulting Agreement (as amended) and the Nissenson Employment Agreement, then Mr. Nissenson was to be entitled to certain severance benefits.

The severance benefits included: (a) a lump sum payment consisting of (1) 3.5 months’ fee under the Nissenson Consulting Agreement (as amended) as then in effect, for each year or part thereof beginning on our inception and continuing until the termination date, and (2) 3.5 months’ salary under the Nissenson Employment Agreement as then in effect, for each year or part thereof beginning on our inception and continuing until the termination date, (b) full vesting of options which would have vested during the one-year period commencing on the termination date and which are not dependent on the achievement of a performance objective or objectives, (c) payment of outstanding and unpaid fees, bonuses, expenses, salaries and employee social and fringe benefits due pursuant to the Nissenson Consulting Agreement (as amended) as then in effect, and the Nissenson Employment Agreement prior to the termination date.

The initial term of the Severance Agreement was 4.5 years, beginning on September 20, 2010.  The term was to be automatically renewed for additional terms of three years for as long as the Nissenson Consulting Agreement (as amended) and the Nissenson Employment Agreement were in effect.

The Employment and Severance Agreement terminated the Nissenson Employment Agreement, effective as of April 1, 2012.

6.  Nissenson Employment and Severance Agreement

As previously disclosed on Current report on Form 8-K filed March 6, 2012, on March 6, 2012, pursuant to the approval of our Board of Directors, following the recommendation of the Compensation Committee and Audit Committee, the Company and NTSC entered into the Employment and Severance Agreement with Mr. Nissenson. The Employment and Severance Agreement which became effective on April 1, 2012, provides that Mr. Nissenson shall serve as the President and Chief Executive Officer of the Company, and as the Chairman and Chief Executive Officer of NTSC.

The Employment and Severance Agreement was entered into primarily to provide for relocation benefits for Mr. Nissenson in his relocation from Israel to Texas. The Employment and Severance Agreement supersedes the Prior Agreements discussed herein and is on substantially similar terms as previously disclosed in the Prior Agreements; provided, however that the Employment and Severance Agreement also provides for (i) the employment of Mr. Nissenson as Chairman and Chief Executive Officer of NTSC, (ii) certain relocation benefits, and (iii) a change in seniority related to the severance pay calculation that references Mr. Nissenson’s initial employment in 1999.

The initial term of the Employment and Severance Agreement is five years, beginning on April 1, 2012.  The term shall be automatically renewed for additional terms of three years for as long as the Employment and Severance Agreement is in effect.

B.            Keinan/Nissenson Agreement

On July 29, 2010, Abraham Keinan (our former Chairman of the Board and significant shareholder) appointed Guy Nissenson to act as Mr. Keinan’s proxy in respect of all shares of our Common Stock that Mr. Keinan owns or holds, now or in the future, directly and/or indirectly, or over which Mr. Keinan has proxy authority (the “Keinan Proxy”). The Keinan Proxy is irrevocable, and subject to NRS 78.355, will remain in effect for as long as Mr. Nissenson is the record or beneficial holder of 100,000 or more shares of our Common Stock or is a director or an executive officer of ours.

C.            Dionysos Investments (1999) Ltd. Financial Services and Business Development Consulting Agreement

1.          Background

On November 18, 2004, we entered into a Financial Services and Business Development Consulting Agreement with Dionysos Investments (1999) Ltd., an Israeli company (as amended on February 8, 2007, January 15, 2009 and December 27, 2010, the “Dionysos Agreement”).  Mr. Haim Nissenson, a former consultant of us and father of Mr. Guy Nissenson, our Chairman of the Board, President and Chief Executive Officer, is the Managing Director of Dionysos Investments (1999) Ltd. (“Dionysos”). Dionysos is owned and controlled by certain members of the Nissenson family, other than Mr. Guy Nissenson.

Under the Dionysos Agreement, Dionysos agreed to assist us in connection with services related to financial activities, financial reports, mergers and acquisitions and other business development work (the “Services”). In return for the Services, Dionysos was compensated as follows: (i) a monthly fee in the amount of $12,700; (ii) reimbursement for certain expenses: and (iii) success fee relating to certain investments in us made by Israeli investors.

2.          Termination

Pursuant to a mutual agreement of same date, on April 27, 2011, the Board of Directors approved the termination of the Dionysos Agreement, effective December 31, 2011.

D.           Securities Purchase Agreement with Burlingame Equity Investors, LP

On March 23, 2010, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an existing shareholder, Burlingame Equity Investors, LP (“Burlingame”), pursuant to which Burlingame agreed to purchase from us and we agreed to sell and issue to Burlingame our following securities for an aggregate purchase price of $6,000,000 (the “Purchase Price”) (the “Burlingame Transaction”):

(1) Senior Promissory Note (as amended on May 2, 2011): A senior promissory note in the aggregate principal amount of $3,500,000, maturing on March 22, 2013 (the “Note”).  Interest accrued at an annual rate of 10% and was payable quarterly (commencing on June 30, 2010 and on the 15th of each September, December, March and June thereafter) in cash. The Note ranked pari passu in rights of liquidation with our Series A Bonds issued in Israel on December 13, 2007.

(2) Shares of our Common Stock:  2,173,913 shares of our Common Stock (the “Burlingame Shares”). The Burlingame Shares were priced at $1.15 per share for a total purchase price for the Burlingame Shares of $2,500,000.

(3) Common Stock Purchase Warrant:  A warrant to purchase 950,000 shares of our Common Stock, which shall be exercisable at a price of $1.10 per share until November 2, 2017 (as adjusted in November 2011) (the “Warrant”). The number of shares issuable upon exercise of the Warrant (the “Warrant Shares”), and/or the applicable exercise price, may be proportionately adjusted in the event of a stock dividend, distribution, subdivision, combination, merger, consolidation, sale of assets, spin-off or similar transactions.

The Purchase Agreement, Note and Warrant included representations, warranties, and covenants customary for a transaction of this type.

Under the Purchase Agreement, we granted to Burlingame certain registration rights with respect to the Burlingame Shares and the Warrant Shares (the “Registrable Securities”).

Following the execution of the Purchase Agreement, the Burlingame Transaction was consummated, and the Purchase Price was paid to us and the Note was delivered to Burlingame. The Burlingame Shares and the Warrant were authorized for issuance by us, and were issued and delivered to Burlingame upon receipt of approval of the listing for trading of the Burlingame Shares and the Warrant Shares on the NYSE MKT and the Tel Aviv Stock Exchange Ltd. (“TASE”).

The Registrable Securities have been registered pursuant to a Registration Statement on Form S-3 (File No. 333-168317) which was declared effective by the Commission on August 5, 2010.

We used the net proceeds from the Burlingame Transaction for working capital purposes.

On June 22, 2012, we paid Burlingame an aggregate of $3,506,805.56 representing payment in full of the outstanding principal due under the Secured Promissory Note plus all accrued and unpaid interest.

Prior to the Burlingame Transaction, Burlingame and its affiliates were the beneficial owners of an aggregate of approximately 5.7% of our Common Stock. There were no other material relationships between us or our affiliates and Burlingame.

E.           Subscription Agreement with certain investors affiliated with Gagnon Securities LLC

On March 23, 2010, we entered into a Subscription Agreement (the “Subscription Agreement”) with certain investors affiliated with Gagnon Securities LLC, an existing shareholder (collectively, “Gagnon”), pursuant to which Gagnon agreed to purchase from us and we agreed to sell and issue to Gagnon 500,000 shares of our Common Stock (the “Gagnon Shares”) at a purchase price of $1.15 per share, for an aggregate purchase price of $575,000 (the “Gagnon Transaction”).

The Subscription Agreement included representations, warranties, and covenants customary for a transaction of this type.

Under the Subscription Agreement, we granted to Gagnon certain registration rights with respect to the Gagnon Shares.

The Gagnon Shares were authorized for issuance by us, and were issued and delivered to Gagnon upon receipt of approval of the listing for trading of the Gagnon Shares on the NYSE MKT and the TASE.

The Gagnon Shares have been registered pursuant to a Registration Statement on Form S-3 (File No. 333-168317) which was declared effective by the Commission on August 5, 2010.

We used the net proceeds from the Gagnon Transaction for working capital purposes.

Prior to the Gagnon Transaction, Gagnon and its affiliates were the beneficial owners of an aggregate of approximately 20.1% of our Common Stock. There were no other material relationships between us or our affiliates and Gagnon.

F.           Free Cash Flow Participation Agreement with NTS Holdings, Inc.

We entered into a Free Cash Flow Participation Agreement (the “Participation Agreement”) with NTS Holdings, Inc., an entity owned by Brad Worthington (EVP and COO of NTSC), Jerry Hoover (EVP  of NTSC ), and Barbara Baldwin (an employee of NTSC and its former President and CEO) pursuant to which NTS Holdings will be entitled to a payment from us of an amount equal to 5% of the aggregate excess free cash flow generated by our U.S. Operations, which is defined in the Participation Agreement as our operations and our U.S. subsidiaries, which include Xfone USA, NTSC and their respective subsidiaries, as well as any U.S. entity that we acquire directly, or indirectly through our subsidiaries in the future (a “Future Acquisition”). NTS Holdings will be entitled to the participation amount beginning at such time as we have received a full return of our initial invested capital, plus an additional 8% return per year, in connection with the acquisition of NTSC (as well as in connection with any Future Acquisition).

The Participation Agreement will remain in effect in perpetuity, unless earlier terminated in accordance with its terms. Termination of the Participation Agreement may occur upon a sale or buyout of our U.S. Operations, at the option of the purchaser in any such transaction, and in the limited circumstances set forth in the Participation Agreement.

G.           Shareholder Value, Ltd.

Shareholder Value, Ltd. is a Texas limited partnership which owns 100% of the building in Lubbock, Texas, from which NTSC leases its corporate offices, Network Control Center, Customer Care and Internet help desk locations. NTS Properties, LLC is a Texas limited liability company that serves as the general partner of Shareholder Value and, in that capacity, owns 1% of Shareholder Value. The remaining 99% of Shareholder Value is owned by a small group of investors, which includes several former shareholders of NTSC who sold their respective interests in NTSC to us in connection with our acquisition of NTSC in February 2008. To our knowledge, Brad Worthington (EVP and COO of NTSC) owns approximately 4.95% of Shareholder Value, Jerry Hoover (EVP of NTSC) owns approximately 4.95% of Shareholder Value, and Barbara Baldwin (an employee of NTSC and its former President and CEO) owns approximately 7.425% of Shareholder Value.

NTS Properties was a wholly owned subsidiary of NTSC prior to the consummation of our acquisition of NTSC in February 2008.  As a closing condition of the acquisition transaction, NTSC’s ownership interest in NTS Properties was distributed pro-rata to former shareholders of NTSC, including Mr. Worthington, Mr. Hoover and Ms. Baldwin who, to our knowledge, currently own approximately 0.37%, 0.08%, and 5.52% of NTS Properties, respectively.

H.           Jeffrey E. Eberwein and Richard K. Coleman

On November 5, 2012, we entered into a letter agreement with Jeffrey E. Eberwein in his individual capacity and as authorized representative of the Concerned NTS Shareholders, a group that on October 24, 2012 submitted notice to us that it intended to nominate six (6) individuals for election as directors at our 2012 annual meeting of shareholders and to cause the size of our Board of Directors to be set at eight (8) members.

Pursuant to the letter agreement, the parties agreed that we would nominate a slate of nine (9) nominees for re-election/election as directors at the Meeting, which would include the following nominees: Guy Nissenson, Shemer S. Schwarz, Arie Rosenfeld, Timothy M. Farrar, Alan L. Bazaar, Don Carlos Bell III, Andrew J. MacMillan, Jeffrey E. Eberwein and Richard K. Coleman, Jr. Subject to our proceeding as agreed in the letter agreement, the Concerned NTS Shareholders agreed to withdraw their previously submitted nomination notice, cease all efforts with respect to soliciting proxies from our shareholders in connection with the Meeting and vote all their shares in favor of the foregoing slate of nine nominees at the Meeting.  Further, Mr. Eberwein and Mr. Coleman agreed that, provided that the other members of the foregoing slate agree to the same limitation, for as long as Mr. Eberwein or Mr. Coleman serve as our directors they will not solicit, encourage, initiate and/or support the solicitation by others, of proxies in connection with the election of new directors to our Board of Directors.

On November 5, 2012, our Board of Directors approved and adopted the Reamended and Restated Bylaws of the Company (the “Bylaws”). Amendments reflected in the Bylaws were made in part based on understandings, not included in the letter agreement described above, reached with the Concerned NTS Shareholders and other major shareholders of the Company.

The following is a summary of the principal changes contained in the Bylaws, which amend and restate the Reamended and Restated Bylaws dated November 18, 2010 that were in effect prior to the November 5, 2012 amendments:

●
Article 2.2 was amended to provide that a special meeting of shareholders of the Company may be called by the secretary of the Company upon request by holders of not less than 20% of all outstanding shares of the Company entitled to vote on any issue at such meeting;

●
Article 2.4.3 was amended to expand the list of information that a noticing shareholder that proposes to bring a proposal before a shareholders’ meeting be required to provide to the Company to include certain information with respect to hedging transactions;

●	Article 2.10 was added to clarify who shall preside over a meeting of shareholders of the Company and the role of the secretary of the Company at a meeting of shareholders of the Company;

●
Article 3.1.1 was amended to increase the maximum authorized number of directors on the board of directors from eight (8) to nine (9) and to further provide that the number of directors may be fixed from time to time by resolution upon the affirmative vote of not less than 75% of the directors provided that no decrease in the number of directors shall shorten the term of any incumbent directors;

●	Article 3.4 was amended to provide that meetings of the board of directors shall be held at any place fixed by the board of directors;

●	Article 3.7 was amended to increase the required vote to fill vacancies in the board of directors from a majority of the remaining directors to not less than 75% of the remaining directors;

●
Article 3.13 was added to provide that directors shall be entitled to such fees and compensation for their services and reimbursement of expenses as may be approved or modified by the affirmative vote of not less than 75% of the directors;

●	Old Article 5.6 (new Article 5.7) was amended to increase the required vote to remove an officer of the Company from a majority of directors to not less than 75% of the directors;

●	Old Article 5.7 (new Article 5.8) was amended to increase the required vote to fill a vacancy of an officer from a majority of directors to not less than 75% of the directors;

●
Article 5.10 was added to provide that terms of service of the President and Treasurer of the Company shall be fixed or modified by the board of directors provided that amendments to the terms of service of the currently serving President and Treasurer shall require the affirmative vote of not less than 75% of the directors; and

●
Article 6.2 was amended to add new Articles 2.1 (relating to the annual meeting of shareholders), 2.10 (the conduct at meeting of shareholders), 3.7 (vacancies on the board of directors), 3.13 (fees and compensation of directors), 5.2 (duties and authority of chairman), 5.3 (duties and authority of president), 5.5 (duties and authority of treasurer), 5.7 (removal of officers), 5.8 (vacancies in offices) and 5.10 (terms of service of officers) to the list of Articles which require a vote of not less than 80% of the directors in order to be altered, amended or repealed.

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

General and Required Vote

The Audit Committee of the Board of Directors is directly responsible for the appointment, retention, compensation and oversight of the work of our independent certified public accounting firm. In making its determination regarding whether to appoint or retain a particular independent certified public accounting firm, the Audit Committee takes into account the views of management.

The Audit Committee has appointed Baker Tilly Virchow Krause, LLP (“Baker Tilly”), an independent member of Baker Tilly International, as our independent certified public accounting firm for the fiscal year ending December 31, 2012. Baker Tilly acted in such capacity since its appointment in May 2009. The Audit Committee has considered whether Baker Tilly’s provision of services other than audit services is compatible with maintaining independence as our independent certified public accounting firm and determined that such services are compatible. Baker Tilly has no interest, financial or otherwise, in our Company.

Although ratification by stockholders is not a prerequisite to the ability of the Audit Committee to appoint Baker Tilly as our independent certified public accounting firm, our Audit Committee has recommended that our Board of Directors solicit the vote of our stockholders to ratify the appointment of Baker Tilly. Accordingly, stockholders are being requested to ratify the appointment of Baker Tilly as our independent certified public accounting firm for the fiscal year ending December 31, 2012. If the stockholders do not ratify the appointment of Baker Tilly, the appointment of the independent certified public accounting firm will be reconsidered by the Audit Committee. If the appointment of Baker Tilly is ratified, the Audit Committee will continue to conduct an ongoing review of Baker Tilly’s scope of engagement, pricing and work quality, among other factors.

We do not currently expect a representative of Baker Tilly to physically attend the Meeting, however, it is anticipated that a Baker Tilly representative will be available to participate in the Meeting via telephone or video conference with the opportunity to make a statement if the representative wishes to do so, and in order to respond to appropriate questions.

The affirmative vote of the majority of the votes cast at the Meeting is required for ratification of the appointment of Baker Tilly as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Audit and Non-Audit Fees

Our Audit Committee pre-approved all audit and non-audit services provided to us during the periods listed below. The Audit Committee approves discrete projects on a case-by-case basis that may have a material effect on our operations and also considers whether proposed services are compatible with the independence of the public accountants.

Aggregate fees for professional services rendered to us by Baker Tilly for the fiscal year ended December 31, 2011 and 2010 are:

	Fiscal Year
	2011	2010
Audit Fees (1)	$154,650	$129,000
Audit-Related Fees (2)	10,000	7,000
Tax Fees (3)	32,900	26,000
All Other (4)	15,116	10,041
Total	$212,666	$172,041

(1)      Audit Fees consisted of audit work and review services, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents, and assistance with and review of documents filed with the Securities Exchange Commission.

(2) Audit-related Fees consisted principally of the audit of our employee benefit plan and other attest services.

(3) Tax Fees consisted of professional consulting services of $10,900 in 2011 and none in 2010 and $22,000 in 2011 and $26,000 in 2010 in connection with tax compliance services.

(4) All Other Reimbursement for expenses in connection with professional services rendered to us.

During 2011 and 2010 fees for services provided by Horowitz Idan Sabo Tevet, a/k/a Baker Tilly, an Israeli-based accounting firm which is an independent member of Baker Tilly International, were $24,100 and $0, respectively. Professional services related to statutory audit and tax compliance services.

At the Meeting a vote will be taken on a proposal to ratify the appointment of Baker Tilly as our independent certified public accountants for the fiscal year ending December 31, 2012.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee oversees the integrity of our financial statements and reporting process, overseeing our compliance with legal and regulatory requirements, overseeing the independent auditor’s qualifications and independence, and overseeing the performance of our internal audit function and independent auditors.

The Audit Committee is governed by a charter which was originally adopted on November 24, 2004, and then amended on January 28, 2008 and on June 28, 2009.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of our financial statements for the fiscal year ended December 31, 2011, the Audit Committee met in person or by teleconference  with management and our independent auditors, including meetings by teleconference with our independent auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent auditors. The Audit Committee’s review included discussion with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

With respect to our independent auditors, the Audit Committee, among other things, discussed with Baker Tilly matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Commission.

This report has been furnished by the Audit Committee of the Board of Directors.

GENERAL AND OTHER MATTERS

Management knows of no matters other than the matters described above that will be presented at the Meeting. However, if any other matters properly come before the Meeting, or any of its postponements or adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

A shareholder seeking to present a proposal pursuant to Rule 14a-8 to be considered for inclusion in our proxy statement for the 2013 Annual Meeting of Stockholders, must submit the proposal in accordance with Rule 14a-8 and deliver it to us at our principal executive offices no later than the close of business on July 23, 2013. If the date of next year’s annual meeting is moved by more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in our proxy materials is instead a reasonable time before we begin to print and send our proxy materials for that meeting. Only those proposals that comply with the requirements of Rule 14a-8 will be included in our proxy statement for our next year's annual meeting.

Shareholders seeking to bring business before the 2013 Annual Meeting of Stockholders outside of Rule 14a-8, or to nominate candidates for election as directors at the 2013 Annual Meeting of Stockholders, must provide timely written notice to us and comply with certain other requirements specified in our Bylaws and our Policy Regarding Shareholder Recommendations and Nominations for Director Candidates (the “Policy”), described above. Pursuant to article 2.4 of our Bylaws, any stockholder proposal or director nomination submitted in connection with our 2013 Annual Meeting of Stockholders (other than proposals brought under Rule 14a-8 (or any successor provision), which proposals are not governed by this Bylaw provision) (“Notice”) must be received at our principal executive offices no less than 60 and no more than 90 calendar days prior to the first anniversary of the date of the 2012 Annual Meeting of Shareholders and must otherwise comply with our Bylaws and the Policy. In the event that the date of the 2013 Annual Meeting is more than 60 days before or after such anniversary date, in order to be timely, the Notice must be so received (i) not later than the later of the 60th day prior to the 2013 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2013 Annual Meeting is first made by the Company and (ii) not earlier than the 90th day prior to the 2013 Annual Meeting.

DISSENTER’S RIGHTS

Neither Nevada law nor our Articles of Incorporation or Bylaws provide our shareholders with dissenters’ rights in connection with the matters described in this Proxy Statement.

HOUSEHOLDING OF PROXY MATERIALS

The Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to NTS, Inc. Attn: Alon Reisser, Corporate Secretary, 5307 W. Loop 289, Lubbock, TX 79414 or by telephone at 806-771-5212. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at:  http://www.transferonline.com/proxydocs/nts.

*************

It is important that your shares be represented at the Meeting.  While you have the matter in mind, please complete, sign and return the enclosed proxy card.

By order of the Board of Directors,

Date: November 7, 2012	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Chairman of the Board

Form of Proxy Card

NTS, INC.

PROXY CARD

       Annual Meeting of Stockholders - December 20, 2012

Registered Holders Only: There are three ways to vote:

1)           VOTE AT THE MEETING.

2)           VOTE BY MAIL: Mark, sign and date this Proxy Card and return it in the enclosed postage paid envelope to:  Transfer Online, 512 SE Salmon Street, Portland, OR 97214.

3)           VOTE BY INTERNET: Cast your ballot electronically, in accordance with the following instructions:

(i)	Contact our Corporate Secretary, Alon Reisser at alon@ntscominc.com, or Mark Knight from Transfer Online at mark@transferonline.com, to obtain your personal Security Code

(ii)	Go online to www.transferonline.com/proxy

(iii)	Enter the Proxy Code (369) and your personal Security Code

(iv)	Press Submit

(v)	Make your selections

(vi)	Press Submit

If you vote by Internet, please do not mail your Proxy Card

***

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Guy Nissenson and/or Niv Krikov with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NTS, Inc., to be held on December 20, 2012, at the offices of Sichenzia Ross Friedman Ference LLP located at 61 Broadway, 32nd Floor, New York, NY 10006, United States. The meeting will commence at 11:30 a.m. local time and at all adjournments thereof, upon the matters specified on the back side of this Proxy Card, all as more fully described in the Proxy Statement dated November 7, 2012 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

[The remainder of the page is intentionally left blank]

1.           To re-elect 4 (four) directors and elect 5 (five) directors, each such director to serve until the 2013 Annual Meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation, removal or death. The current members of the Board of Directors up for re-election are as follows: Guy Nissenson, Shemer S. Schwarz, Arie Rosenfeld and Timothy M. Farrar. The nominees for directors up for election are as follows: Alan L. Bazaar, Don Carlos Bell III, Andrew J. MacMillan, Jeffrey E. Eberwein and Richard K. Coleman, Jr.

☐ FOR ALL NOMINEES          ☐ WITHHELD FOR ALL NOMINEES

INSTRUCTION:  To withhold authority to vote for any individual, write that nominee's name in the space provided below:

___________________________________________________________________________________________________

2.           To ratify the appointment of Baker Tilly Virchow Krause, LLP, as the Company’s Independent Certified Public Accountants for the fiscal year ending December 31, 2012.

☐ FOR   ☐ AGAINST           ☐ ABSTAIN

3.  In their discretion, upon such other matter or matters that may properly come before the meeting, or any adjournments thereof.

Every properly signed proxy card will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1 And PROPOSAL 2.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy card heretofore given.

Date: __________________

_______________________          _______________________
(Print name of Shareholder)               (Print name of Shareholder)

_______________________         _______________________
(Signature)                                           (Signature)

Number of Shares:    ________________

Note: Please sign exactly as name appears in the Company's records. Joint owners should each sign. When signing as attorney, executor or trustee, please give title as such.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.